PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 42 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                         Dated April 22, 2003
                                                                  Rule 424(b)(3)

                                   $6,800,000
                                MORGAN STANLEY

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                        --------------------------------

                            MPS(SM) due April 30, 2008
             Linked to the S&P 500(R) Index and the Nasdaq-100(R) Index
        Market Participation Securities with Minimum Return Protection(SM)
                                   ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of an underlying index basket consisting of the S&P 500(R) Index and the Nasdaq-100(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,000, which we refer to as the minimum payment amount.

o     The principal amount and issue price of each MPS is $1,000.

o     We will not pay interest on the MPS.

o     The minimum payment amount for each MPS at maturity is $1,000.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the index basket for each of the 21 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,000, you will receive the minimum payment amount for each MPS.

      o The quarterly performance amount in each quarterly valuation period is equal to (i) the index basket value at the end of that quarterly valuation period divided by (ii) the index basket value at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.115.

      o The maximum quarterly performance amount is equivalent to a return on the index basket of 11.5% in that quarter.

      o The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P 500 Index Multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index Multiplier. The S&P 500 Index Multiplier and the Nasdaq-100 Index Multiplier were calculated so that on April 22, 2003, the day we offered the MPS for initial sale to the public, the index basket value was 100 and the index basket was weighted equally between the two indices.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index and the Nasdaq-100 Index or their component stocks.

o      The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-11.


                        --------------------------------
                                   PRICE 100%
                        --------------------------------


                    Price to                 Agent's             Proceeds to
                     Public                Commission              Company
                  ----------------  ----------------------  --------------------
Per MPS...........    100%                    1.25%                98.75%
Total............. $6,800,000                $85,000             $6,715,000

                                 MORGAN STANLEY

       For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of pricing supplement and the accompanying prospectus supplement and prospectus and other offering material relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning
Plan of Distribution."

       No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

       The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to the offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

       The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of the prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

       The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

       This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

       The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

       The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index and the Nasdaq-100 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price and the opportunity to participate in the appreciation of an underlying index basket, consisting of the S&P 500 Index and the Nasdaq-100 Index, as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount exceeds the principal amount of the MPS.

       "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley. "Nasdaq(R)," "Nasdaq-100(R)" and "Nasdaq-100 Index(R)" are trademarks of The Nasdaq Stock Market, Inc. and have been licensed for use by Morgan Stanley.


Each MPS costs $1,000           We, Morgan Stanley, are offering Market
                                Participation Securities with Minimum Return
                                Protection(SM) due April 30, 2008 Linked to the
                                S&P 500 Index and the Nasdaq-100 Index, which we refer to as the MPS(SM). The principal amount and issue price of each MPS is $1,000.

Payment at maturity             Unlike ordinary debt securities, the MPS do not
linked to an index basket       pay interest. Instead, at maturity, you will
consisting of the S&P 500       receive for each $1,000 principal amount of
Index and the Nasdaq-           MPS, $1,000 multiplied by the product of each
100 Index with minimum          of the quarterly performance amounts of an
return protection               index basket, consisting of the S&P 500 Index
                                and the Nasdaq-100 Index, over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.115 (corresponding to a 11.5% quarterly increase in the index basket value). In no event, however, will the payment at maturity be less than $1,000, the minimum payment amount.

                                              Minimum Repayment

                                The minimum payment amount of $1,000 (100% of the issue price) represents the par amount of the MPS.

                                Payment at Maturity Linked to the S&P 500 Index
                                          and the Nasdaq-100 Index

                                If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the index basket over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,000, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at              The payment at maturity of the MPS, which we
maturity is determined          refer to as the maturity redemption amount,
                                will be determined by the calculation agent for the MPS as follows:

                                o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.115.

                                o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                                o Last, if the index-linked payment amount is less than $1,000 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                                To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the index basket value on the last day of the quarterly valuation period by the index basket value on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed 1.115 (or, measured in percentage terms, a 11.5% increase in the index basket value) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the index basket value to the extent that increase exceeds 11.5%.

                                The index basket value on any period valuation date will be the sum of (i) the closing value of the S&P 500 Index times the S&P 500 Index multiplier and (ii) the closing value of the Nasdaq-100 Index times the Nasdaq-100 Index multiplier. The index basket value can be expressed as follows:


                                index basket = (S&P 500 Index X S&P 500 Index) + (Nasdaq-100  X  Nasdaq-100 Index)
                                value           Closing Value   Multiplier       Closing Value      Multiplier


                                The S&P 500 Index multiplier (.05486) and the Nasdaq-100 Index multiplier (.04535) were calculated so that on April 22, 2003, the day we offered the MPS for initial sale to the public, the index basket value was 100 and the index basket was equally weighted between the two indices.

                                The S&P 500 Index multiplier and the Nasdaq-100 Index multiplier can be expressed as follows (where, for each index, Index Representation equals 50):

                                                                  Index Representation
                                S&P 500 Index Multiplier  = -----------------------------------
                                                            Initial S&P 500 Index Closing Value

                                                  or

                                                  50
                                .05486     =   --------
                                                911.37

                                                                 Index Representation
                                Nasdaq-100 Index Multiplier = --------------------------------------
                                                              Initial Nasdaq-100 Index Closing Value

                                         or

                                                 50
                                .04535     =   -------
                                               1102.44

                                Because the index multipliers remain the same over the term of the MPS, the relative weighting of the two indices on succeeding period valuation dates will vary depending on the relative performances of the two indices.

                                Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on April 22, 2003. The index basket value for the first period valuation date is 100, the index basket value on April 22, 2003.

                                The period valuation dates are the 30th of each January, April, July and October, beginning April 30, 2003 through January 30, 2008, and the final period valuation date is April 28, 2008, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked                Because your participation in quarterly
payment amount may be           increases in the index basket value is limited
less than the simple price      by the maximum quarterly performance amount of
return on an index basket       1.115, or 11.5% per quarter, the return on your
consisting of the S&P 500       investment in the MPS at maturity may be less
Index and the Nasdaq-           than the return you would have received if you
100 Index                       had invested $1,000 in an investment linked to
                                an index basket consisting of the S&P 500 Index and the Nasdaq-100 Index that measured the performance of the index basket by comparing only the closing value of the index basket at maturity with the index basket value on the day we offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed 1.115, or 11.5%, during the 21 quarterly valuation periods over the term of the MPS.

                                Conversely, if the simple index price return over the term of the MPS is less than $1,000, the minimum payment amount of $1,000 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the index basket.

                                Please review the examples beginning on PS-7, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                                You can review the historical values of the index basket, the S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through April 22, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." You should also review the historical quarterly percent change of the index basket values as calculated for each calendar quarter ending March 31, 1985 through March 31, 2003 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index and the Nasdaq-100 Index is not reflected in the level of the S&P 500 Index and the Nasdaq-100 Index or in the index basket value and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank, the trustee for our senior notes.
                                As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount.


The MPS will be treated         The MPS will be treated as "contingent payment
as contingent payment           debt instruments" for U.S. federal income tax
debt instruments for            purposes, as described in the section of this
U.S. federal income tax         pricing supplement called "Description of
purposes                        MPS--United States Federal Income Taxation."
                                Under this treatment, if you are a U.S.
                                investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation" and the section called "United States Federal
                                Taxation--Notes--Notes Linked to Commodity
                                Prices, Single Securities, Baskets of
                                Securities or Indices" in the accompanying prospectus supplement.

                                If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find              The MPS are senior notes issued as part of our
more information on             Series C medium-term note program. You can find
the MPS                         a general description of our Series C
                                medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus
                                supplement called "Description of
                                Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us                 You may contact your local Morgan Stanley
                                branch office or our principal executive offices at 1585 Broadway, New York, New York
                                10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

The index-linked payment amount is based on the index basket value on the period valuation dates for each quarterly valuation period. Because the value of each underlying index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the index basket value on the amount payable to you at maturity. However, the index basket value may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the index basket value over the term of the MPS, which we refer to as the volatility of the index basket value, may be significantly different than the volatility of the index basket value implied by any of the examples.

       The index-linked payment amount for each of the examples below is calculated using the following formula:


    Index-linked Payment  =  $1,000 x (Product of each of the Quarterly
           Amount                         Performance Amounts)

           where,

                                       Index Basket Value at end of
                                       Quarterly Valuation Period
    Quarterly Performance = lesser of  ------------------------------ and 1.115
           Amount                      Index Basket Value at start of
                                       Quarterly Valuation Period

       Beginning on PS-9, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index basket with an initial value of 100.

       If the index basket value at the end of each quarterly valuation period is 109, 108, 124 and 108, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

              Index Basket      Index Basket
            Value at start of  Value at end of
               Quarterly          Quarterly                          Quarterly
               Valuation          Valuation          Index Basket   Performance
 Quarter         Period            Period            Performance       Amount
 -------         ------            ------            -----------       ------
                                              109
1st Quarter       100               109      -----    =  1.09           1.09
                                              100

                                              108
2nd Quarter       109               108      -----    =  .99083         .99083
                                              109

                                                                                  (lesser of
3rd Quarter       108               124       124     =  1.14815        1.115      1.14815 and
                                             -----                                 1.115)
                                              108

                                              108
4th Quarter       124               108      -----    =  .87097         .87097
                                              124

       The index-linked payment amount equals $1,000 times the product of each of the quarterly performance a Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

      $1,000 x  (1.09 x  .99083  x  1.115  x  .87097)   =   $1,048.82

       The index-linked payment amount of $1,048.82 represents an increase of 4.882% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarter was limited to 1.115, the return of the index-linked payment amount as a percentage of the issue price is less than what a $1,000 note would have returned if it had been linked to the simple return of the index basket. The simple return of the index basket, which we refer to as the simple index price return, would measure the overall performance of the index basket by dividing the closing value of the index basket at the end of the final quarterly valuation period by the closing value of the index basket on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                      108
  Simple Index Price Return    =  ------------  =        8%
                                      100

       The simple index price return of 8% on a $1,000 note represents a corresponding increase to $1,080 above a hypothetical $1,000 investment based on the simple index price return rather than the index-linked payment amount.

                                  *     *     *

The examples beginning on PS-9 are based on 21 quarterly valuation periods and the following hypothetical terms and assume an index basket value equal to
100.00 at the start of the first quarterly valuation period:

o      Issue Price per MPS: $1,000

o      Minimum Payment Amount: $1,000

o Maximum Quarterly Performance Amount: 1.115 (equivalent to a quarterly return of the index basket value of 11.5%).

       The index-linked payment amount for the MPS linked to the index basket value will be based on the 21 quarterly valuations periods over the term of the MPS. The trends and index-linked payment amounts described in the examples below are provided only as an illustration. The actual trends of the index basket value and the resulting index-linked payment amount over the 21 quarterly valuation periods of the MPS will be different than the examples.

       As you review the examples, please note that although the maximum quarterly performance amount for any quarter is 1.115 (equivalent to a quarterly return of the index basket value of 11.5%), in measuring the index basket performance for the subsequent quarter we will use the actual index basket value at the start of the quarterly valuation period for that subsequent quarter rather than the index basket value that would have resulted from an increase of 11.5% in the level of the index basket value during the previous quarter. For example, in Example 2, the index basket value increases from 107 to 132 for the period beginning July 30, 2003 and ending October 30, 2003, resulting in a index basket value performance of 1.23364 (equivalent to an increase in the index basket value of 23.364% in that quarter) and a quarterly performance amount of 1.115. Consequently, in the subsequent quarter the index basket value performance is measured using 132 as the starting index basket value for that subsequent quarter rather than 119.305, the index basket value that would have resulted from an increase of 11.5% in the level of the index basket value during the previous quarter.

       Quarters which resulted in an increase in the level of the index basket value of 11.5% or greater are indicated in bold typeface below.

                                       ----------------------------------------  ------------------------------------------
                                       Example 1                                 Example 2
                                                                       MPS                                         MPS
                                       Hypothetical      Basket      Quarterly   Hypothetical    Basket          Quarterly
                                          Ending         Index      Performance     Ending        Index         Performance
       Period Start  Period End         Index Value   Performance      Amount     Index Value  Performance        Amount
April 22, 2003          April 30, 2003      103         1.03000       1.03000         104        1.04000          1.04000
April 30, 2003           July 30, 2003      110         1.06796       1.06796         107        1.02885          1.02885
July 30, 2003         October 30, 2003      118         1.07273       1.07273         132        1.23364          1.11500
October 30, 2003      January 30, 2004      126         1.06780       1.06780         108        0.81818          0.81818
January 30, 2004       April  30, 2004      123         0.97619       0.97619         118        1.09259          1.09259
April 30, 2004           July 30, 2004      128         1.04065       1.04065         126        1.06780          1.06780
July 30, 2004         October 30, 2004      134         1.04688       1.04688         124        0.98413          0.98413
October 30, 2004      January 30, 2005      133         0.99254       0.99254         130        1.04839          1.04839
January 30, 2005        April 30, 2005      135         1.01504       1.01504         125        0.96154          0.96154
April 30, 2005           July 30, 2005      143         1.05926       1.05926         131        1.04800          1.04800
July 30, 2005         October 30, 2005      135         0.94406       0.94406         136        1.03817          1.03817
October 30, 2005      January 30, 2006      142         1.05185       1.05185         148        1.08824          1.08824
January 30, 2006        April 30, 2006      154         1.08451       1.08451         136        0.91892          0.91892
April 30, 2006           July 30, 2006      151         0.98052       0.98052         156        1.14706          1.11500
July 30, 2006         October 30, 2006      162         1.07285       1.07285         186        1.19231          1.11500
October 30, 2006      January 30, 2007      170         1.04938       1.04938         188        1.01075          1.06215
January 30, 2007        April 30, 2007      181         1.06471       1.06471         182        0.96809          0.96809
April 30, 2007           July 30, 2007      177         0.97790       0.97790         195        1.07143          1.07143
July 30, 2007         October 30, 2007      192         1.08475       1.08475         203        1.04103          1.04103
October 30, 2007      January 30, 2008      188         0.97917       0.97917         191        0.94089          0.94089
January 30, 2008        April 28, 2008      200         1.06383       1.06383         200        1.04712          1.04712
                                       --------------------------------------       -------------------------------------
                                         Simple Index Price Return:    $2,000         Simple Index Price Return:   $2,000

                                       Index-linked Payment Amount:    $2,000       Index-linked Payment Amount:   $1,727

                                            Minimum Payment Amount:    $1,000            Minimum Payment Amount:   $1,000

                                        Maturity Redemption Amount:    $2,000        Maturity Redemption Amount:   $1,727

                                          --------------------------------------
                                          Example 3
                                                                        MPS
                                          Hypothetical     Basket     Quarterly
                                             Ending        Index     Performance
       Period Start  Period End            Index Value  Performance    Amount
April 22, 2003          April 30, 2003         105        1.05000      1.05000
April 30, 2003           July 30, 2003         111        1.05714      1.05714
July 30, 2003         October 30, 2003         135        1.21622      1.11500
October 30, 2003      January 30, 2004         125        0.92593      0.92593
January 30, 2004       April  30, 2004         133        1.06400      1.06400
April 30, 2004           July 30, 2004         157        1.18045      1.11500
July 30, 2004         October 30, 2004         145        0.92357      0.92357
October 30, 2004      January 30, 2005         142        0.97931      0.97931
January 30, 2005        April 30, 2005         136        0.95775      0.95775
April 30, 2005           July 30, 2005         159        1.16912      1.11500
July 30, 2005         October 30, 2005         165        1.03774      1.03774
October 30, 2005      January 30, 2006         188        1.13939      1.11500
January 30, 2006        April 30, 2006         165        0.87766      0.87766
April 30, 2006           July 30, 2006         158        0.95758      0.95758
July 30, 2006         October 30, 2006         151        0.95570      0.95570
October 30, 2006      January 30, 2007         161        1.06623      1.06623
January 30, 2007        April 30, 2007         191        1.18634      1.11500
April 30, 2007           July 30, 2007         195        1.02094      1.02094
July 30, 2007         October 30, 2007         183        0.93846      0.93846
October 30, 2007      January 30, 2008         211        1.15301      1.11500
January 30, 2008        April 28, 2008         200        0.94787      0.94787
                                        --------------------------------------
                                          Simple Index Price Return:    $2,000

                                        Index-linked Payment Amount:    $1,469

                                             Minimum Payment Amount:    $1,000

                                         Maturity Redemption Amount:    $1,469
                                        --------------------------------------

In Examples 1, 2 and 3, the index basket value increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the index basket over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount in each quarterly valuation period never exceeds the 11.5% maximum quarterly performance amount of 1.115, and consequently, the index-linked payment amount of $2,000 equals the simple index price return of $2,000. The amount payable at maturity is the index-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the index basket value increases more than 11.5% in the quarters ending October 30, 2003, July 30, 2006 and October 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.115. Any significant decrease in the index basket value (see, for example, the quarter ending January 30, 2004) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,727 is less than the simple index price return of $2,000. Therefore, although the index basket value increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-payment amount of $1,727, representing a 72.7% increase above the issue price.

o In Example 3, the index basket value increases more than 11.5% in the quarters ending October 30, 2003, July 30, 2004, July 30, 2005, January 30, 2006, April 30, 2007 and January 30, 2008, and the quarterly performance amount for each of those periods is limited to the maximum of 1.115. Any significant decrease in the index basket value (see, for example, the quarter ending April 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,469 is less than the simple index price return of $2,000. Therefore, although the index basket value increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,469, representing a 46.9% increase above the issue price.

                                       ----------------------------------------  ------------------------------------------
                                       Example 4                                 Example 5
                                                                       MPS                                         MPS
                                       Hypothetical      Basket      Quarterly   Hypothetical    Basket          Quarterly
                                          Ending         Index      Performance     Ending        Index         Performance
       Period Start  Period End         Index Value   Performance      Amount     Index Value  Performance        Amount
April 22, 2003          April 30, 2003      105         1.05000       1.05000         102        1.02000          1.02000
April 30, 2003           July 30, 2003       98         0.93333       0.93333         110        1.07843          1.07843
July 30, 2003         October 30, 2003       93         0.94898       0.94898         113        1.02727          1.02727
October 30, 2003      January 30, 2004       96         1.03226       1.03226         145        1.28319          1.11500
January 30, 2004       April  30, 2004       90         0.93750       0.93750         141        0.97241          0.97241
April 30, 2004           July 30, 2004       87         0.96667       0.96667         145        1.02837          1.02837
July 30, 2004         October 30, 2004       88         1.01149       1.01149         180        1.24138          1.11500
October 30, 2004      January 30, 2005       90         1.02273       1.02273         165        0.91667          0.91667
January 30, 2005        April 30, 2005       87         0.96667       0.96667         152        0.92121          0.92121
April 30, 2005           July 30, 2005       80         0.91954       0.91954         183        1.20395          1.11500
July 30, 2005         October 30, 2005       81         1.01250       1.01250         227        1.24044          1.11500
October 30, 2005      January 30, 2006       77         0.95062       0.95062         218        0.96035          0.98198
January 30, 2006        April 30, 2006       78         1.01299       1.01299         191        0.87615          0.87615
April 30, 2006           July 30, 2006       75         0.96154       0.96154         239        1.25131          1.11500
July 30, 2006         October 30, 2006       82         1.09333       1.09333         197        0.82427          0.82427
October 30, 2006      January 30, 2007       80         0.97561       0.97561         170        0.86294          0.86294
January 30, 2007        April 30, 2007       82         1.02500       1.02500         158        0.92941          0.92941
April 30, 2007           July 30, 2007       88         1.07317       1.07317         152        0.96203          0.96203
July 30, 2007         October 30, 2007       87         0.98864       0.98864         144        0.94737          0.94737
October 30, 2007      January 30, 2008       79         0.90805       0.90805         155        1.07639          1.07639
January 30, 2008        April 28, 2008       85         1.07595       1.07595         150        0.96774          0.96774
                                      -----------------------------------------  ----------------------------------------
                                      Simple Index Price Return:         $850      Simple Index Price Return:      $1,500

                                    Index-linked Payment Amount:         $850    Index-linked Payment Amount:        $888

                                         Minimum Payment Amount:       $1,000         Minimum Payment Amount:      $1,000

                                     Maturity Redemption Amount:       $1,000     Maturity Redemption Amount:      $1,000
                                      -----------------------------------------  ----------------------------------------

In Example 4, the index basket value decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amount in each quarterly valuation period never exceeds the 11.5% maximum quarterly performance amount of 1.115, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the index basket value decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is equal to the issue price.

                                 *     *    *

In Example 5, the index basket value increases over the term of the MPS and ends above the initial value of 100. The index basket vincreases more than 11.5% in the quarters ending January 30, 2004, October 30, 2004, July 30, 2005, October 30, 2005 and July 30, 2006, and the quarterly pamount for each of those periods is limited to the maximum of 1.115. Any significant decrease in the index basket value (see, for example, the quarters ending April 30, 2006, October 30, 2006 and January 30, 2007) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $888 is less than the simple index preturn of $1,500. Therefore, although the index basket value increases 50% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,000, representing a return that is only equal to the issue price.

                                  RISK FACTORS

       The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index and the Nasdaq-100 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.


MPS do not pay interest         The terms of the MPS differ from those of
like ordinary debt securities   ordinary debt securities in that we will not
                                pay interest on the MPS. Because the
                                index-linked payment amount due at maturity may be no greater than the minimum payment amount of $1,000, representing the par amount of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount exceeds the principal amount of the MPS.

MPS will not be listed          The MPS will not be listed on any organized
                                securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS         Several factors, many of which are beyond our
influenced by many              control, will influence the value of the MPS,
unpredictable factors           including:

                                o the value of each of the S&P 500 Index and the Nasdaq-100 Index at any time and on each of the specific period valuation dates

                                o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index and the Nasdaq-100 Index

                                o  interest and yield rates in the market

                                o  geopolitical conditions and economic,
                                   financial, political and regulatory or
                                   judicial events that affect the securities underlying the S&P 500 Index, the Nasdaq-100 Index or stock markets generally and that may affect the value of the S&P 500 Index and the Nasdaq-100 Index on the specific period valuation dates

                                o the time remaining to the maturity of the MPS

                                o the dividend rate on the stocks underlying the S&P 500 Index and the Nasdaq-100 Index

                                o  our creditworthiness

                                Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the index basket value during previous quarterly valuation periods is greater than the magnitude of the increases in the index basket value during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the index basket value at the time of any such sale and the volatility of the index basket value will decrease over the term of the MPS.

                                You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances. We cannot guarantee that the quarterly performance of the index basket will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not     Because the index-linked payment amount is
equivalent to investing in an   based on the compounded quarterly return of the
index basket consisting of the  index basket on 21 period valuation dates
S&P 500 Index or the            during the term of the MPS and your
Nasdaq-100 Index                participation in quarterly increases is limited
                                to 11.5%, it is possible for the return on your investmentin the MPS (the effective yield to maturity) to be substantially less than the return of the index basket over the term of the MPS. As demonstrated by Examples 2 and 3 under
                                "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds 1.115, or 11.5%, during the 21 quarterly valuation periods over the term of the MPS.

                                The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the index basket during any quarterly valuation period to a maximum of 11.5%, while your exposure to any decline in the value of the index basket during any quarterly valuation period will not be limited. It is possible that increases in the value of the index basket during some quarterly valuation periods will be offset by declines in the value of the index basket during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the index basket resulting from the 11.5% maximum quarterly performance amount, it is possible that increases in the value of the index basket that would otherwise offset declines in the value of the index basket will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,000 even if the index basket value increases over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the index basket.

                                You can review the historical values of the index basket, S&P 500 Index and the Nasdaq-100 Index and a chart comparing the historical values of the index basket and the underlying indices for each calendar quarter in the period from January 1, 1998 through April 22, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information" and "--Historical Chart." You should also review the historical quarterly percent change for index basket values as calculated for each calendar quarter ending March 31, 1985 through March 31, 2003 in Annex A to this pricing supplement. You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances.

Increases in the value of the   Price movements in the S&P 500 Index and the
S&P 500 Index or the            Nasdaq-100 Index may not correlate with each
Nasdaq-100 Index may offset     other. At a time when the value of one of the
each other                      underlying indices increases, the value of the
                                other underlying index may not increase as much or may even decline in value. Therefore, in calculating the index basket value for a quarterly valuation period, increases in the value of one underlying index may be moderated, or wholly offset, by lesser increases or declines in the value of the other underlying index. As a result, it is possible for the return on your investment in the MPS to be substantially less than the return of a similar
                                MPS security linked only to one or the other of the underlying indices. You can review the historical values of the index basket, the S&P
                                500 Index and the Nasdaq-100 Index, as well as a chart comparing the historical values of the index basket and the two underlying indices, for each calendar quarter in the period from January 1, 1998 through April 22, 2003 in the sections of this pricing supplement called
                                "Description of MPS--Historical Information" and "--Historical Chart." You cannot predict the future performance and volatility of the index basket, the S&P 500 Index or the Nasdaq-100 Index based on their respective historical performances.

Relative performance of the     Although the index basket is weighted equally
S&P 500 Index and the           between the two indices on the day we first
Nasdaq-100 Index could          offer the MPS for initial sale to the public,
affect the relative impact of   the relative performance of the two indices
each index on the value of the  over the term of the MPS will affect the impact
MPS                             that changes in the value of each underlying
                                index will have on changes to the index basket value. For example, if one underlying index has declined relative to the other underlying index, the index that has declined will make up a smaller percentage of the index basket on subsequent period valuation dates.
                                Consequently, subsequent increases in that underlying index will have less of an impact on the index basket value than the relatively higher index so that, for example, a 10% increase in the value of the underlying index with the poorer relative performance would not fully offset a 10% decrease in the value of the underlying index with the stronger relative performance.

Adjustments to the              Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index or the            responsible for calculating and maintaining the
Nasdaq-100 Index could          S&P 500 Index. You should not conclude that the
adversely affect the value of   inclusion of a stock in the S&P 500 Index is an
the MPS                         investment recommendation by us of that stock.
                                S&P can add, delete or substitute the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. S&P is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                                The Nasdaq Stock Market, Inc., or Nasdaq(R), is responsible for calculating and maintaining the Nasdaq-100 Index. Nasdaq can add, delete or substitute the stocks underlying the Nasdaq-100 Index or make other methodological changes that could change the value of the Nasdaq-100 Index. Nasdaq may discontinue or suspend calculation or dissemination of the Nasdaq-100 Index. Nasdaq is under no obligation to consider your interests as an investor in the MPS and will not do so. Any of these actions could adversely affect the value of the MPS.

                                S&P or Nasdaq may discontinue or suspend calculation or publication of the S&P 500 Index or the Nasdaq-100 Index, as the case may be, at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the index-linked payment amount will be based on the quarterly performance amounts and index values determined using the stocks underlying the S&P 500 Index or Nasdaq-100 Index, as the case may be, at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index or the Nasdaq-100 Index last in effect prior to discontinuance of such index.

You have no                     As an investor in the MPS, you will not have
shareholder rights              voting rights or rights to receive dividends or
                                other distributions or any other rights with respect to the stocks that underlie the S&P 500
                                Index and the Nasdaq-100 Index.

Adverse economic interests      Because the calculation agent, MS & Co., is our
of the calculation agent        affiliate, the economic interests of the
and its affiliates may affect   calculation agent and its affiliates may be
determinations                  adverse to your interests as an investor in the
                                MPS. As calculation agent, MS & Co. will calculate the quarterly performance amounts and the index-linked payment amount. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the S&P 500 Index or the Nasdaq-100 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of
                                MPS--Market Disruption Event" and
                                "--Discontinuance of the Underlying Indices;
                                Alteration of Method of Calculation."

Hedging and trading activity    We expect that MS & Co. and other affiliates
by the calculation agent and    will carry out hedging activities related to
its affiliates could            the MPS (and possibly to other instruments
potentially adversely affect    linked to the S&P 500 Index, the Nasdaq-100
the value of the S&P 500        Index or their respective component stocks),
Index or the Nasdaq-100         including trading in the stocks underlying the
Index                           S&P 500 Index and the Nasdaq-100 Index as well
                                as in other instruments related to the S&P 500
                                Index and the Nasdaq-100 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and the Nasdaq-100 Index and other financial instruments related to the S&P 500 Index and the Nasdaq-100 Index on a regular basis as part of their general broker-dealer businesses. Any of these hedging or trading activities could potentially affect the value of the S&P 500
                                Index or the Nasdaq-100 Index and, accordingly, could affect the payout to you on the MPS.

The MPS will be treated         You should also consider the U.S. federal
as contingent payment           income tax consequences of investing in the
debt instruments for            MPS. The MPS will be treated as "contingent
U.S. federal income tax         payment debt instruments" for U.S. federal
purposes                        income tax purposes, as described in the
                                section of this pricing supplement called
                                "Description of MPS--United States Federal
                                Income Taxation." Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called
                                "Description of MPS--United States Federal
                                Income Taxation" and the section called "United
                                States Federal Taxation--Notes--Notes Linked to
                                Commodity Prices, Single Securities, Baskets of
                                Securities or Indices" in the accompanying prospectus supplement.

                                If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due April 30, 2008 Linked to the S&P 500 Index and the Nasdaq-100 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount........................    $6,800,000

Original Issue Date (Settlement Date)...    April 25, 2003

Maturity Date...........................    April 30, 2008, subject to
                                            extension in the event of a Market
                                            Disruption Event on the final
                                            Period Valuation Date for
                                            calculating the Index-linked
                                            Payment Amount.

                                            If, due to a Market Disruption
                                            Event or otherwise, the final
                                            Period Valuation Date is postponed
                                            so that it falls less than two
                                            scheduled Trading Days prior to the
                                            scheduled Maturity Date, the
                                            Maturity Date will be the second
                                            scheduled Trading Day following
                                            that final Period Valuation Date as
                                            postponed. See "--Period Valuation
                                            Dates" below.

Specified Currency......................    U.S. dollars

CUSIP...................................    617446JC4

ISIN....................................    US617446JC42

Minimum Denominations...................    $1,000

Issue Price.............................    $1,000 (100%)

Interest Rate...........................    None

Maturity Redemption Amount..............    At maturity, you will receive for
                                            each MPS the Maturity Redemption
                                            Amount, equal to the greater of (i)
                                            the Index-linked Payment Amount and
                                            (ii) the Minimum Payment Amount.

                                            We shall, or shall cause the
                                            Calculation Agent to (i) provide
                                            written notice to the Trustee at
                                            its New York office, on which
                                            notice the Trustee may conclusively
                                            rely, and to the Depositary, which
                                            we refer to as DTC, of the Maturity
                                            Redemption Amount, on or prior to
                                            10:30 a.m. on the Trading Day
                                            preceding the Maturity Date (but if
                                            such Trading Day is not a Business
                                            Day, prior to the close of business
                                            on the Business Day preceding the
                                            Maturity Date) and (ii) deliver the
                                            aggregate cash amount due with
                                            respect to the MPS to the Trustee
                                            for delivery to DTC, as holder of
                                            the MPS, on the Maturity Date. We
                                            expect such amount of cash will be
                                            distributed to investors on the
                                            Maturity Date in accordance with
                                            the standard rules and procedures
                                            of DTC and its direct and indirect
                                            participants. See "--Discontinuance
                                            of the Underlying Indices;
                                            Alteration of Method of
                                            Calculation" and "--Book-Entry Note
                                            or Certificated Note" below, and
                                            see "The Depositary" in the
                                            accompanying prospectus supplement.

Minimum Payment Amount..................    $1,000

Index-linked Payment Amount.............    The Index-linked Payment Amount is
                                            equal to (i) $1,000 times (ii) the
                                            product of the Quarterly
                                            Performance Amounts for each
                                            Quarterly Valuation Period over the
                                            term of the MPS.

Quarterly Performance Amount............    With respect to any Quarterly
                                            Valuation Period, the Quarterly
                                            Performance Amount will be equal to
                                            the lesser of (i) 1.115 and (ii) a
                                            fraction, the numerator of which
                                            will be the Index Basket Value on
                                            the Period Valuation Date at the
                                            end of such Quarterly Valuation
                                            Period and the denominator of which
                                            will be the Index Basket Value on
                                            the Period Valuation Date at the
                                            beginning of such Quarterly
                                            Valuation Period, provided that for
                                            the first Quarterly Valuation
                                            Period, the denominator will be
                                            100, the Index Basket Value on
                                            April 22, 2003, the day we offered
                                            the MPS for initial sale to the
                                            public.

Quarterly Valuation Periods.............    Each period from and including a
                                            Period Valuation Date to and
                                            including the immediately
                                            subsequent Period Valuation Date;
                                            provided that the first Quarterly
                                            Valuation Period begins on April
                                            22, 2003. The first Quarterly
                                            Valuation Period will be shorter
                                            than one calendar quarter.

Period Valuation Dates..................    The Period Valuation Dates will be
                                            (i) the 30th of each January,
                                            April, July and October, beginning
                                            April 30, 2003 to and including
                                            January 30, 2008 and (ii) April 28,
                                            2008, in each case subject to
                                            adjustment if such date is not a
                                            Trading Day or if a Market
                                            Disruption Event occurs on such
                                            date as described in the two
                                            following paragraphs.

                                            If any scheduled Period Valuation
                                            Date occurring from and including
                                            April 30, 2003 to and including
                                            January 30, 2008 is not a Trading
                                            Day or if a Market Disruption Event
                                            occurs on any such date, such
                                            Period Valuation Date will be the
                                            immediately succeeding Trading Day
                                            during which no Market Disruption
                                            Event shall have occurred; provided
                                            that if a Market Disruption Event
                                            occurs on any of the scheduled
                                            Period Valuation Dates occurring
                                            from and including April 30, 2003
                                            to and including January 30, 2008
                                            and on each of the five Trading
                                            Days immediately succeeding that
                                            scheduled Period Valuation Date,
                                            then (i) such fifth succeeding
                                            Trading Day will be deemed to be
                                            the relevant Period Valuation Date,
                                            notwithstanding the occurrence of a
                                            Market Disruption Event on such
                                            day, and (ii) with respect to any
                                            such fifth Trading Day on which a
                                            Market Disruption Event occurs, the
                                            Calculation Agent will determine
                                            the value of the underlying index
                                            or indices on which the occurrence
                                            of a suspension, absence or
                                            material limitation of trading of
                                            stock has resulted in a Market
                                            Disruption Event on such fifth
                                            Trading Day in accordance with the
                                            formula for calculating the value
                                            of the S&P 500 Index and/or the
                                            Nasdaq-100 Index last in effect
                                            prior to the commencement of the
                                            Market Disruption Event, using the
                                            closing price (or, if trading in
                                            the relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension
                                            or limitation) on such Trading Day
                                            of each security most recently
                                            comprising the S&P 500 Index and/or
                                            the Nasdaq-100 Index.

                                            If April 28, 2008 (the final Period
                                            Valuation Date) is not a Trading
                                            Day or if there is a Market
                                            Disruption Event on such day, the
                                            final Period Valuation Date will be
                                            the immediately succeeding Trading

                                            Day during which no Market
                                            Disruption Event shall have
                                            occurred. See also "--Maturity
                                            Date" above.

Index Basket............................    The Index Basket consists of the
                                            S&P 500 Index and the Nas Index,
                                            each represented in the Index
                                            Basket at its applicable Index
                                            Representation as of April 22, 2003
                                            (each, with any Successor Index, an
                                            "Underlying Index").

Index Basket Value......................    The Index Basket Value on any
                                            Trading Day will equal the sum of
                                            () the S&P 500 Index Closing Value
                                            times the S&P 500 Index Multiplier
                                            and (ii) the Nasdaq-100 Index
                                            Closing Value times the Nasdaq-100
                                            Index Multiplier. In certain
                                            circumstances, the Index Basket
                                            Value will be based on the
                                            alternate calculation of the S&P
                                            500 Index or Nasdaq-100 Index
                                            described under "--Discontinuance
                                            of the Underlying Indices;
                                            Alteration of Method of
                                            Calculation."

S&P 500 Index Closing Value.............    The S&P 500 Index Closing Value on
                                            any Trading Day will equal the
                                            official closing value of the S&P
                                            500 Index or any Successor Index
                                            (as defined under "--Discontinuance
                                            of the Underlying Indices;
                                            Alteration of Method of
                                            Calculation" below) published
                                            following the close of the
                                            principal trading sessions of the
                                            New York Stock Exchange (the
                                            "NYSE"), the American Stock
                                            Exchange LLC (the "AMEX") and the
                                            Nasdaq National Market on that
                                            Trading Day.

S&P 500 Index Multiplier................    .05486, which is equal to the Index
                                            Representation divided by 911.37,
                                            the S&P 500 Index Closing Value on
                                            the day we first offered the MPS
                                            for initial sale to the public.

Nasdaq-100 Index Closing Value..........    The Nasdaq-100 Index Closing Value
                                            on any Trading Day will equal the
                                            official closing value of the
                                            Nasdaq-100 Index or any Successor
                                            Index (as defined under
                                            "--Discontinuance of the Underlying
                                            Indices; Alteration of Method of
                                            Calculation" below) at the regular
                                            official weekday close of the
                                            principal trading session of the
                                            Nasdaq National Market on that
                                            Trading Day.

Nasdaq-100 Index Multiplier.............    .04535, which is equal to the Index
                                            Representation divided by 1102.44,
                                            the Nasdaq-100 Index Closing Value
                                            on the day we first offered the MPS
                                            for initial sale to the public.

Index Representation....................    50 (for each Underlying Index).

Trading Day.............................    A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the NYSE,
                                            the AMEX, the Nasdaq National
                                            Market, the Chicago Mercantile
                                            Exchange and the Chicago Board of
                                            Options Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Book Entry Note or Certificated Note....    Book Entry. The MPS will be issued
                                            in the form of one or more fully
                                            registered global securities which
                                            will be deposited with, or on
                                            behalf of, DTC and will be
                                            registered in the name of a nominee
                                            of DTC. DTC will be the only
                                            registered holder of the MPS. Your
                                            beneficial interest in the MPS will
                                            be evidenced solely by entries on
                                            the books of the securities
                                            intermediary acting on your behalf
                                            as a direct or indirect participant
                                            in DTC. You may also hold your
                                            beneficial interest in the MPS
                                            through Clearstream, Luxembourg or
                                            the Euroclear operator directly, if
                                            you are a participant in those
                                            systems, or indirectly through a
                                            securities intermediary acting on
                                            your behalf
                                            as a direct or indirect participant
                                            in those systems. Clearstream,
                                            Luxembourg and the Euroclear
                                            operator will hold beneficial
                                            interests on behalf of their
                                            participants on the books of their
                                            respective depositories, which in
                                            turn will hold beneficial interests
                                            in the MPS on the books of DTC. See
                                            "Series C Notes and Series C Units
                                            Offered on a Global Basis" in the
                                            accompanying prospectus supplement.
                                            In this pricing supplement, all
                                            references to actions taken by you
                                            or to be taken by you refer to
                                            actions taken or to be taken by DTC
                                            upon instructions from its
                                            participants acting on your behalf,
                                            and all references to payments or
                                            notices to you will mean payments
                                            or notices to DTC, as the
                                            registered holder of the MPS, for
                                            distribution to participants in
                                            accordance with DTC's procedures.
                                            For more information regarding DTC
                                            and book entry notes, please read
                                            "The Depositary" in the
                                            accompanying prospectus supplement
                                            and "Form of Securities--Global
                                            Securities--Registered Global
                                            Securities" in the accompanying
                                            prospectus.

Senior Note or Subordinated Note........    Senior

Trustee.................................    JPMorgan Chase Bank (formerly known
                                            as The Chase Manhattan Bank)

Agent...................................    Morgan Stanley & Co. Incorporated
                                            and its successors ("MS & Co.")

Market Disruption Event.................    "Market Disruption Event" means,
                                            with respect to the Index Basket,
                                            (i) the occurrence or existence of
                                            a suspension, absence or material
                                            limitation of trading of stocks
                                            then constituting 20% or more of
                                            the level of either the S&P 500
                                            Index or the Nasdaq-100 Index (or
                                            any Successor Index) on the
                                            Relevant Exchanges for such
                                            securities for the same period of
                                            trading longer than two hours or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange; or a breakdown
                                            or failure in the price and trade
                                            reporting systems of any Relevant
                                            Exchange as a result of which the
                                            reported trading prices for stocks
                                            then constituting 20% or more of
                                            the level of either Underlying
                                            Index (or any Successor Index)
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange are materially
                                            inaccurate; or the suspension,
                                            material limitation or absence of
                                            trading on any major U.S.
                                            securities market for trading in
                                            futures or options contracts or
                                            exchange traded funds related to
                                            the relevant index (or any
                                            Successor Index) for more than two
                                            hours of trading or during the
                                            one-half hour period preceding the
                                            close of the principal trading
                                            session on such market, in each
                                            case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that the event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to adjust or unwind all
                                            or a material portion of the hedge
                                            with respect to the MPS.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in the S&P 500
                                            Index or the Nasdaq-100 Index is
                                            materially suspended or materially
                                            limited at that time, then the
                                            relevant percentage contribution of
                                            that security to the level of such
                                            Underlying Index shall be based on
                                            a comparison of (x) the portion of
                                            the level of the Underlying Index
                                            attributable to that security
                                            relative to (y) the overall level
                                            of such

                                            Underlying Index, in each case
                                            immediately before that suspension
                                            or limitation.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange or market, (2) a decision
                                            to permanently discontinue trading
                                            in the relevant futures or options
                                            contract or exchange traded fund
                                            will not constitute a Market
                                            Disruption Event, (3) limitations
                                            pursuant to the rules of any
                                            Relevant Exchange similar to NYSE
                                            Rule 80A (or any applicable rule or
                                            regulation enacted or promulgated
                                            by any other self-regulatory
                                            organization or any government
                                            agency of scope similar to NYSE
                                            Rule 80A as determined by the
                                            Calculation Agent) on trading
                                            during significant market
                                            fluctuations will constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in futures or
                                            options contracts on the S&P 500
                                            Index or the Nasdaq-100 Index by
                                            the primary securities market
                                            trading in such contracts by reason
                                            of (a) a price change exceeding
                                            limits set by such exchange or
                                            market, (b) an imbalance of orders
                                            relating to such contracts or (c) a
                                            disparity in bid and ask quotes
                                            relating to such contracts will
                                            constitute a suspension, absence or
                                            material limitation of trading in
                                            futures or options contracts
                                            related to the S&P 500 Index or the
                                            Nasdaq-100 Index and (5) a
                                            "suspension, absence or material
                                            limitation of trading" on any
                                            Relevant Exchange or on the primary
                                            market on which futures or options
                                            contracts related to the S&P 500
                                            Index or the Nasdaq-100 Index are
                                            traded will not include any time
                                            when such market is itself closed
                                            for trading under ordinary
                                            circumstances.

Relevant Exchange.......................    "Relevant Exchange" means the
                                            primary U.S. organized exchange or
                                            market of trading for any security
                                            then included in the S&P 500 Index,
                                            Nasdaq-100 Index or any Successor
                                            Index.

Alternate Exchange Calculation
in Case of an Event of Default .........    In case an event of default with
                                            respect to the MPS shall have
                                            occurred and be continuing, the
                                            amount declared due and payable for
                                            each MPS upon any acceleration of
                                            the MPS will be equal to the
                                            Maturity Redemption Amount
                                            determined as though the Index
                                            Basket Value for any Period
                                            Valuation Date scheduled to occur
                                            on or after such date of
                                            acceleration were the Index Basket
                                            Value on the date of acceleration.
                                            Therefore, the Quarterly
                                            Performance Amount for the then
                                            current Quarterly Valuation Period
                                            would be equal to the Index Basket
                                            Value on the date of acceleration
                                            divided by the Index Basket Value
                                            on the Period Valuation Date at the
                                            beginning of such Quarterly
                                            Valuation Period, and the Quarterly
                                            Performance Amount for each
                                            remaining Quarterly Valuation
                                            Period would be equal to 1.

                                            If the maturity of the MPS is
                                            accelerated because of an event of
                                            default as described above, we
                                            shall, or shall cause the
                                            Calculation Agent to, provide
                                            written notice to the Trustee at
                                            its New York office, on which
                                            notice the Trustee may conclusively
                                            rely, and to DTC of the Maturity
                                            Redemption Amount and the aggregate
                                            cash amount due with respect to the
                                            MPS as promptly as possible and in
                                            no event later than two Business
                                            Days after the date of
                                            acceleration.

Calculation Agent.......................     MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            All calculations with respect to
                                            the Index-linked Payment Amount and
                                            the Quarterly Performance Amount
                                            will be rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward
                                            (e.g., .876545 would be rounded to
                                            .87655); all dollar amounts related
                                            to determination of the amount of
                                            cash payable per MPS will be
                                            rounded to the nearest
                                            ten-thousandth, with five one
                                            hundred-thousandths rounded upward
                                            (e.g., .76545 would be rounded up
                                            to .7655); and all dollar amounts
                                            paid on the aggregate number of MPS
                                            will be rounded to the nearest
                                            cent, with one-half cent rounded
                                            upward.

                                            Because the Calculation Agent is
                                            our affiliate, the economic
                                            interests of the Calculation Agent
                                            and its affiliates may be adverse
                                            to your interests as an investor in
                                            the MPS, including with respect to
                                            certain determinations and
                                            judgments that the Calculation
                                            Agent must make in determining any
                                            Index Value, the Index-linked
                                            Payment Amount, the Quarterly
                                            Performance Amount or whether a
                                            Market Disruption Event has
                                            occurred. See "--Discontinuance of
                                            the Underlying Indices; Alteration
                                            of Method of Calculation" and
                                            "--Market Disruption Event" below.
                                            MS & Co. is obligated to carry out
                                            its duties and functions as
                                            Calculation Agent in good faith and
                                            using its reasonable judgment.

Underlying Indices......................    We have derived all information
                                            contained in this pricing
                                            supplement regarding the S&P 500
                                            Index and the Nasdaq-100 Index,
                                            including, without limitation, its
                                            make-up, method of calculation and
                                            changes in its components, from
                                            publicly available information.
                                            Such information reflects the
                                            policies of, and is subject to
                                            change by, S&P or Nasdaq. We make
                                            no representation or warranty as to
                                            the accuracy or completeness of
                                            such information.

                                            The S&P 500 Index

                                            The S&P 500 Index was developed by
                                            S&P and is calculated, maintained
                                            and published by S&P. The S&P 500
                                            Index is intended to provide a
                                            performance benchmark for the U.S.
                                            equity markets. The calculation of
                                            the value of the S&P 500 Index
                                            (discussed below in further detail)
                                            is based on the relative value of
                                            the aggregate Market Value (as
                                            defined below) of the common stocks
                                            of 500 companies (the "Component
                                            Stocks") as of a particular time as
                                            compared to the aggregate average
                                            Market Value of the common stocks
                                            of 500 similar companies during the
                                            base period of the years 1941
                                            through 1943. The "Market Value" of
                                            any Component Stock is the product
                                            of the market price per share and
                                            the number of the then outstanding
                                            shares of such Component Stock. The
                                            500 companies are not the 500
                                            largest companies listed on the
                                            NYSE and not all 500 companies are
                                            listed on such exchange. S&P
                                            chooses companies for inclusion in
                                            the S&P 500 Index with an aim of
                                            achieving a distribution by broad
                                            industry groupings that
                                            approximates the distribution of
                                            these groupings in the common stock
                                            population of the U.S. equity
                                            market. S&P may from time to time,
                                            in its sole discretion, add
                                            companies to, or delete companies
                                            from, the

                                            S&P 500 Index to achieve the
                                            objectives stated above. Relevant
                                            criteria employed by S&P include
                                            the viability of the particular
                                            company, the extent to which that
                                            company represents the industry
                                            group to which it is assigned, the
                                            extent to which the company's
                                            common stock is widely-held and the
                                            Market Value and trading activity
                                            of the common stock of that
                                            company.

                                            The S&P 500 Index is calculated
                                            using a base-weighted aggregate
                                            methodology: the level of the Index
                                            reflects the total Market Value of
                                            all 500 Component Stocks relative
                                            to the S&P 500 Index's base period
                                            of 1941-43 (the "Base Period").

                                            An indexed number is used to
                                            represent the results of this
                                            calculation in order to make the
                                            value easier to work with and track
                                            over time.

                                            The actual total Market Value of
                                            the Component Stocks during the
                                            Base Period has been set equal to
                                            an indexed value of 10. This is
                                            often indicated by the notation
                                            1941-43=10. In practice, the daily
                                            calculation of the S&P 500 Index is
                                            computed by dividing the total
                                            Market Value of the Component
                                            Stocks by a number called the Index
                                            Divisor. By itself, the Index
                                            Divisor is an arbitrary number.
                                            However, in the context of the
                                            calculation of the S&P 500 Index,
                                            it is the only link to the original
                                            base period value of the Index. The
                                            Index Divisor keeps the Index
                                            comparable over time and is the
                                            manipulation point for all
                                            adjustments to the S&P 500 Index
                                            ("Ind Maintenance").

                                            Index Maintenance includes
                                            monitoring and completing the
                                            adjustments for company additions
                                            and deletions, share changes, stock
                                            splits, stock dividends, and stock
                                            price adjustments due to company
                                            restructurings or spinoffs.

                                            To prevent the value of the Index
                                            from changing due to corporate
                                            actions, all corporate actions
                                            which affect the total Market Value
                                            of the Index require an Index
                                            Divisor adjustment. By adjusting
                                            the Index Divisor for the change in
                                            total Market Value, the value of
                                            the S&P 500 Index remains constant.
                                            This helps maintain the value of
                                            the Index as an accurate barometer
                                            of stock market performance and
                                            ensures that the movement of the
                                            Index does not reflect the
                                            corporate actions of individual
                                            companies in the Index. All Index
                                            Divisor adjustments are made after
                                            the close of trading and after the
                                            calculation of the closing value of
                                            the S&P 500 Index. Some corporate
                                            actions, such as stock splits and
                                            stock dividends, require simple
                                            changes in the common shares
                                            outstanding and the stock prices of
                                            the companies in the Index and do
                                            not require Index Divisor
                                            adjustments.

                                            The table below summarizes the
                                            types of S&P 500 Index maintenance
                                            adjustments and indicates whether
                                            or not an Index Divisor adjustment
                                            is required.

                                                                                                  Divisor
                                           Type of                                              Adjustment
                                        Corporate Action           Adjustment Factor             Required
                                        ----------------      ------------------------------    ---------

                                        Stock split           Shares Outstanding multiplied          No
                                        (i.e., 2-for-1)       by 2; Stock Price divided by 2

                                                                                                  Divisor
                                           Type of                                              Adjustment
                                        Corporate Action           Adjustment Factor             Required
                                        ----------------      ------------------------------    ---------

                                        Share issuance        Shares Outstanding plus newly          Yes
                                        (i.e., change >= 5%)  issued Shares

                                        Share repurchase      Shares Outstanding minus               Yes
                                        (i.e., change >= 5%)  Repurchased Shares

                                        Special cash          Share Price minus Special              Yes
                                        dividends             Dividend

                                        Company change        Add new company Market                 Yes
                                                              Value minus old company
                                                              Market Value

                                        Rights offering       Price of parent company minus          Yes

                                                                  Price of Rights
                                                              (-------------------- )
                                                                     Right Ratio

                                        Spin-Off              Price of parent company minus          Yes

                                                                 Price of Spinoff Co.
                                                              (----------------------)
                                                                Share Exchange Ratio

                                            Stock splits and stock dividends do
                                            not affect the Index Divisor of the
                                            S&P 500 Index, because following a
                                            split or dividend both the stock
                                            price and number of shares
                                            outstanding are adjusted by S&P so
                                            that there is no change in the
                                            Market Value of the Component
                                            Stock. All stock split and dividend
                                            adjustments are made after the
                                            close of trading on the day before
                                            the ex-date.

                                            Each of the corporate events
                                            exemplified in the table requiring
                                            an adjustment to the Index Divisor
                                            has the effect of altering the
                                            Market Value of the Component Stock
                                            and consequently of altering the
                                            aggregate Market Value of the
                                            Component Stocks (the "Post-Event
                                            Aggregate Market Value"). In order
                                            that the level of the Index (the
                                            "Pre-Event Index Value") not be
                                            affected by the altered Market
                                            Value (whether increase or
                                            decrease) of the affected Component
                                            Stock, a new Index Divisor ("New
                                            Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        --------------------------------- =   Pre-Event Index Value
                                                     New Divisor

                                                          Post-Event Aggregate Market Value
                                        New Divisor  =    ---------------------------------
                                                                 Pre-Event Index Value

                                            A large part of the S&P 500 Index
                                            maintenance process involves
                                            tracking the changes in the number
                                            of shares outstanding of each of
                                            the S&P 500 Index companies. Four
                                            times a year, on a Friday close to
                                            the end of each calendar quarter,
                                            the share totals of companies in
                                            the Index are updated as required
                                            by any changes in the number of
                                            shares outstanding. After the
                                            totals are updated, the Index
                                            Divisor is adjusted to compensate
                                            for the net change in the total
                                            Market Value of the Index. In
                                            addition, any changes over 5% in
                                            the current common shares
                                            outstanding for the S&P 500 Index
                                            companies are
                                            carefully reviewed on a weekly
                                            basis, and when appropriate, an
                                            immediate adjustment is made to the
                                            Index Divisor.

                                            The Nasdaq-100 Index

                                            The Nasdaq-100 Index was developed
                                            by Nasdaq, is determined, comprised
                                            and calculated by Nasdaq and was
                                            first published in January 1985.
                                            The Nasdaq-100 Index is a modified
                                            capitalization-weighted index of
                                            100 of the largest non-financial
                                            companies listed on the Nasdaq
                                            National Market tier of The Nasdaq
                                            Stock Market. The Nasdaq-100 Index
                                            constitutes a broadly diversified
                                            segment of the largest securities
                                            listed on The Nasdaq Stock Market
                                            and includes companies across a
                                            variety of major industry groups.
                                            At any moment in time, the value of
                                            the Nasdaq-100 Index equals the
                                            aggregate value of the then-current
                                            Nasdaq-100 Index share weights of
                                            each of the Nasdaq-100 Index
                                            component securities, which are
                                            based on the total shares
                                            outstanding of each such Nasdaq-100
                                            Index component security,
                                            multiplied by each such security's
                                            respective last sale price on The
                                            Nasdaq Stock Market, and divided by
                                            a scaling factor (the "divisor"),
                                            which becomes the basis for the
                                            reported Nasdaq-100 Index value.
                                            The divisor serves the purpose of
                                            scaling such aggregate value
                                            (otherwise in the trillions) to a
                                            lower order of magnitude which is
                                            more desirable for Nasdaq-100 Index
                                            reporting purposes.

                                            To be eligible for inclusion in the
                                            Nasdaq-100 Index, a security must
                                            be traded on the Nasdaq National
                                            Market tier of The Nasdaq Stock
                                            Market and meet the other
                                            eligibility criteria, including the
                                            following: the security must be of
                                            a non-financial company; only one
                                            class of security per issuer is
                                            allowed; the security may not be
                                            issued by an issuer currently in
                                            bankruptcy proceedings; the
                                            security must have an average daily
                                            trading volume of at least 200,000
                                            shares; the security must have
                                            "seasoned" on The Nasdaq Stock
                                            Market or another recognized market
                                            (generally a company is considered
                                            to be seasoned by Nasdaq if it has
                                            been listed on a market for at
                                            least two years; in the case of
                                            spin-offs, the operating history of
                                            the spin-off will be considered);
                                            if the security would otherwise
                                            qualify to be in the top 25% of the
                                            securities included in the
                                            Nasdaq-100 Index by market
                                            capitalization for the six prior
                                            consecutive month ends, then a one-
                                            year "seasoning" criteria would
                                            apply; if the security is of a
                                            foreign issuer, it must have listed
                                            options or be eligible for
                                            listed-options trading; the issuer
                                            of the security may not have annual
                                            financial statements with an audit
                                            opinion which the auditor or the
                                            company have indicated cannot be
                                            currently relied upon; and the
                                            issuer of the security may not have
                                            entered into a definitive agreement
                                            or other arrangement which would
                                            result in the security no longer
                                            being listed on The Nasdaq Stock
                                            Market within the next six months.

                                            In addition, to be eligible for
                                            continued inclusion in the
                                            Nasdaq-100 Index, the following
                                            criteria apply: the security must
                                            be listed on the Nasdaq National
                                            Market; the security must be of a
                                            non-financial company; the security
                                            may not be issued by an issuer
                                            currently in bankruptcy
                                            proceedings; the security must have
                                            an average daily trading volume of
                                            at least 200,000 shares; if the
                                            security is of a foreign issuer, it
                                            must have listed options or be
                                            eligible for listed-
                                            options trading; the issuer of the
                                            security may not have annual
                                            financial statements with an audit
                                            opinion which the auditor or the
                                            company have indicated cannot be
                                            currently relied upon; and the
                                            security must have an adjusted
                                            market capitalization equal to or
                                            exceeding 0.10% of the aggregate
                                            adjusted market capitalization of
                                            the Nasdaq-100 Index at each month
                                            end. In the event a company does
                                            not meet this criterion for two
                                            consecutive month ends, it will be
                                            removed from the Nasdaq-100 Index
                                            effective after the close of
                                            trading on the third Friday of the
                                            following month.

                                            The securities in the Nasdaq-100
                                            Index are monitored every day by
                                            Nasdaq with respect to changes in
                                            total shares outstanding arising
                                            from secondary offerings, stock
                                            repurchases, conversions or other
                                            corporate actions. Nasdaq has
                                            adopted the following quarterly
                                            scheduled weight adjustment
                                            procedures with respect to such
                                            changes. If the change in total
                                            shares outstanding arising from
                                            such corporate action is greater
                                            than or equal to 5.0%, such change
                                            is made to the Nasdaq-100 Index on
                                            the evening prior to the effective
                                            date of such corporate action or as
                                            soon as practical thereafter.
                                            Otherwise, if the change in total
                                            shares outstanding is less than
                                            5.0%, then all such changes are
                                            accumulated and made effective at
                                            one time on a quarterly basis after
                                            the close of trading on the third
                                            Friday in each of March, June,
                                            September and December. In either
                                            case, the Nasdaq-100 Index share
                                            weights for such Nasdaq-100 Index
                                            component securities are adjusted
                                            by the same percentage amount by
                                            which the total shares outstanding
                                            have changed in such Nasdaq-100
                                            Index component securities.

                                            Additionally, Nasdaq may
                                            periodically (ordinarily, several
                                            times per quarter) replace one or
                                            more component securities in the
                                            Nasdaq-100 Index due to mergers,
                                            acquisitions, bankruptcies or other
                                            market conditions, or due to
                                            delisting if an issuer chooses to
                                            list its securities on another
                                            marketplace, or if the issuers of
                                            such component securities fail to
                                            meet the criteria for continued
                                            inclusion in the Nasdaq-100 Index.

                                            The Nasdaq-100 Index share weights
                                            are also subject, in certain cases,
                                            to a rebalancing (see "Rebalancing
                                            of the Nasdaq-100 Index for
                                            Modified Capitalization-Weighted
                                            Methodology" below).

                                            Ordinarily, whenever there is a
                                            change in the Nasdaq-100 Index
                                            share weights or a change in a
                                            component security included in the
                                            Nasdaq-100 Index, Nasdaq adjusts the
                                            divisor to assure that there is no
                                            discontinuity in the value of the
                                            Nasdaq-100 Index which might
                                            otherwise be caused by such change.

                                            The table under "Historical
                                            Information" below shows the actual
                                            performance of the Nasdaq-100 Index
                                            for the period between January 1,
                                            1998 and April 22, 2003. Stock
                                            prices fluctuated widely during
                                            this period. The results shown
                                            should not be considered as a
                                            representation of the income yield
                                            or capital gain or loss that may be
                                            generated by the Nasdaq-100 Index
                                            in the future.

                                               Annual Ranking Review

                                            The Nasdaq-100 Index component
                                            securities are evaluated on an
                                            annual basis, except under
                                            extraordinary circumstances which
                                            may result in an interim
                                            evaluation, the "Annual Ranking
                                            Review," as described below.
                                            Securities listed on The Nasdaq
                                            Stock Market which meet the
                                            eligibility criteria described
                                            above are ranked by market value.
                                            Nasdaq-100 Index-eligible
                                            securities which are already in the
                                            Nasdaq-100 Index and which are in
                                            the top 150 eligible securities
                                            (based on market value) are
                                            retained in the Nasdaq-100 Index
                                            provided that such security was
                                            ranked in the top 100 eligible
                                            securities as of the previous
                                            year's ranking review. Securities
                                            not meeting such criteria are
                                            replaced. The replacement
                                            securities chosen are the largest
                                            market capitalization Nasdaq-100
                                            Index-eligible securities not
                                            currently in the Nasdaq-100 Index.
                                            Generally, the list of annual
                                            additions and deletions is publicly
                                            announced via a press release in
                                            the early part of December.
                                            Replacements are made effective
                                            after the close of trading on the
                                            third Friday in December. Moreover,
                                            if at any time during the year a
                                            Nasdaq-100 Index component security
                                            is no longer traded on The Nasdaq
                                            Stock Market, or is otherwise
                                            determined by Nasdaq to become
                                            ineligible for continued inclusion
                                            in the Nasdaq-100 Index, the
                                            security will be replaced with the
                                            largest market capitalization
                                            security not currently in the
                                            Nasdaq-100 Index and meeting the
                                            Nasdaq-100 Index eligibility
                                            criteria listed above.

                                               Rebalancing of the Nasdaq-100
                                               Index for Modified
                                               Capitalization-Weighted
                                               Methodology

                                            Effective after the close of
                                            trading on December 18, 1998, the
                                            Nasdaq-100 Index has been
                                            calculated under a "modified
                                            capitalization-weighted"
                                            methodology, which is a hybrid
                                            between equal weighting and
                                            conventional capitalization
                                            weighting. This methodology is
                                            expected to: (1) retain in general
                                            the economic attributes of
                                            capitalization weighting; (2)
                                            promote portfolio weight
                                            diversification (thereby limiting
                                            domination of the Nasdaq-100 Index
                                            by a few large stocks); (3) reduce
                                            Nasdaq-100 Index performance
                                            distortion by preserving the
                                            capitalization ranking of
                                            companies; and (4) reduce market
                                            impact on the smallest Nasdaq-100
                                            Index component securities from
                                            necessary weight rebalancings.

                                            Under the methodology employed, on
                                            a quarterly basis coinciding with
                                            Nasdaq's quarterly scheduled weight
                                            adjustment procedures described
                                            above, the Nasdaq-100 Index
                                            component securities are
                                            categorized as either "Large
                                            Stocks" or "Small Stocks" depending
                                            on whether their current percentage
                                            weights (after taking into account
                                            such scheduled weight adjustments
                                            due to stock repurchases, secondary
                                            offerings or other corporate
                                            actions) are greater than, or less
                                            than or equal to, the average
                                            percentage weight in the Nasdaq-100
                                            Index (i.e., as a 100-stock index,
                                            the average percentage weight in
                                            the Nasdaq-100 Index is 1.0%).

                                            Such quarterly examination will
                                            result in a Nasdaq-100 Index
                                            rebalancing if either one or both
                                            of the following two weight
                                            distribution requirements are not
                                            met: (1) the current weight of the
                                            single largest market
                                            capitalization Nasdaq-100 Index
                                            component security must be less
                                            than or equal to 24.0% and (2) the
                                            "collective weight" of those
                                            Nasdaq-100 Index component
                                            securities whose individual current
                                            weights are in excess of 4.5%, when
                                            added together, must be less than
                                            or equal to 48.0%. In addition,
                                            Nasdaq may conduct a special
                                            rebalancing if it is determined
                                            necessary to maintain the integrity
                                            of the Nasdaq-100 Index.

                                            If either one or both of these
                                            weight distribution requirements
                                            are not met upon quarterly review
                                            or Nasdaq determines that a special
                                            rebalancing is required, a weight
                                            rebalancing will be performed in
                                            accordance with the following plan.
                                            First, relating to weight
                                            distribution requirement (1) above,
                                            if the current weight of the single
                                            largest Nasdaq-100 Index component
                                            security exceeds 24.0%, then the
                                            weights of all Large Stocks will be
                                            scaled down proportionately towards
                                            1.0% by enough for the adjusted
                                            weight of the single largest
                                            Nasdaq-100 Index Security to be set
                                            to 20.0%. Second, relating to
                                            weight distribution requirement (2)
                                            above, for those Nasdaq-100 Index
                                            component securities whose
                                            individual current weights or
                                            adjusted weights in accordance with
                                            the preceding step are in excess of
                                            4.5%, if their "collective weight"
                                            exceeds 48.0%, then the weights of
                                            all Large Stocks will be scaled
                                            down proportionately towards 1.0%
                                            by just enough for the "collective
                                            weight," so adjusted, to be set to
                                            40.0%.

                                            The aggregate weight reduction
                                            among the Large Stocks resulting
                                            from either or both of the above
                                            rescalings will then be
                                            redistributed to the Small Stocks
                                            in the following iterative manner.
                                            In the first iteration, the weight
                                            of the largest Small Stock will be
                                            scaled upwards by a factor which
                                            sets it equal to the average
                                            Nasdaq-100 Index weight of 1.0%.
                                            The weights of each of the smaller
                                            remaining Small Stocks will be
                                            scaled up by the same factor
                                            reduced in relation to each stock's
                                            relative ranking among the Small
                                            Stocks such that the smaller the
                                            Nasdaq-100 Index component security
                                            in the ranking, the less the
                                            scale-up of its weight. This is
                                            intended to reduce the market
                                            impact of the weight rebalancing on
                                            the smallest component securities
                                            in the Nasdaq-100 Index.

                                            In the second iteration, the weight
                                            of the second largest Small Stock,
                                            already adjusted in the first
                                            iteration, will be scaled upwards
                                            by a factor which sets it equal to
                                            the average index weight of 1.0%.
                                            The weights of each of the smaller
                                            remaining Small Stocks will be
                                            scaled up by this same factor
                                            reduced in relation to each stock's
                                            relative ranking among the Small
                                            Stocks such that, once again, the
                                            smaller the stock in the ranking,
                                            the less the scale-up of its
                                            weight.

                                            Additional iterations will be
                                            performed until the accumulated
                                            increase in weight among the Small
                                            Stocks exactly equals the aggregate
                                            weight reduction among the Large
                                            Stocks from rebalancing in
                                            accordance with weight distribution
                                            requirement (1) and/or weight
                                            distribution requirement (2).

                                            Then, to complete the rebalancing
                                            procedure, once the final percent
                                            weights of each Nasdaq-100 Index
                                            Security are set, the Nasdaq-100
                                            Index share weights will be
                                            determined anew based upon the last
                                            sale
                                            prices and aggregate capitalization
                                            of the Nasdaq-100 Index at the
                                            close of trading on the Thursday in
                                            the week immediately preceding the
                                            week of the third Friday in March,
                                            June, September, and December.
                                            Changes to the Nasdaq-100 Index
                                            share weights will be made
                                            effective after the close of
                                            trading on the third Friday in
                                            March, June, September, and
                                            December and an adjustment to the
                                            Nasdaq-100 Index divisor will be
                                            made to ensure continuity of the
                                            Nasdaq-100 Index.

                                            Ordinarily, new rebalanced weights
                                            will be determined by applying the
                                            above procedures to the current
                                            Nasdaq-100 Index share weights.
                                            However, Nasdaq may from time to
                                            time determine rebalanced weights,
                                            if necessary, by instead applying
                                            the above procedure to the actual
                                            current market capitalization of
                                            the Nasdaq-100 Index components. In
                                            such instances, Nasdaq would
                                            announce the different basis for
                                            rebalancing prior to its
                                            implementation.

                                            In this pricing supplement, unless
                                            the context requires otherwise,
                                            references to the Nasdaq-100 Index
                                            will include any Successor Index
                                            and references to Nasdaq will
                                            include any successor to The Nasdaq
                                            Stock Market.

Discontinuance of the Underlying
Indices; Alteration of Method of
Calculation.............................    If the publication of either
                                            Underlying Index is discontinued
                                            and a successor or substitute index
                                            is published that MS & Co., as the
                                            Calculation Agent, determines, in
                                            its sole discretion, to be
                                            comparable to the discontinued
                                            Underlying Index (such index being
                                            referred to herein as a "Successor
                                            Index"), then any subsequent S&P
                                            500 Index Closing Value or
                                            Nasdaq-100 Index Closing Value
                                            (each, an "Index Value") will be
                                            determined by reference to the
                                            value of such Successor Index at
                                            the regular official weekday close
                                            of the principal trading session of
                                            the NYSE, the AMEX, the Nasdaq
                                            National Market or the relevant
                                            exchange or market for the
                                            Successor Index on the date that
                                            any Index Value is to be determined
                                            and the Underlying Index Multiplier
                                            will be appropriately adjusted by
                                            the Calculation Agent, in its sole
                                            discretion.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent will
                                            cause written notice thereof to be
                                            furnished to the Trustee, to Morgan
                                            Stanley and to DTC, as holder of
                                            the MPS, within three Trading Days
                                            of such selection. We expect that
                                            such notice will be passed on to
                                            you, as a beneficial owner of the
                                            MPS, in accordance with the
                                            standard rules and procedures of
                                            DTC and its direct and indirect
                                            participants.

                                            If the publication of an Underlying
                                            Index is discontinued prior to, and
                                            such discontinuance is continuing
                                            on, any Period Valuation Date and
                                            MS & Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            that no Successor Index is
                                            available at such time, then the
                                            Calculation Agent will determine
                                            the Index Value for such date. The
                                            Index Value will be computed by the
                                            Calculation Agent in accordance
                                            with the formula for calculating
                                            such Underlying Index last in
                                            effect prior to such
                                            discontinuance, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that
                                            would have prevailed but for such
                                            suspension or limitation) at the
                                            close of the principal trading
                                            session of the Relevant Exchange on
                                            such date of each security most
                                            recently comprising the Underlying
                                            Index without any rebalancing or
                                            substitution of such securities
                                            following such discontinuance.
                                            Notwithstanding these alternative
                                            arrangements, discontinuance of the
                                            publication of an Underlying Index
                                            may adversely affect the value of
                                            the MPS.

                                            If at any time the method of
                                            calculating an Underlying Index or
                                            a Successor Index, or the value
                                            thereof, is changed in a material
                                            respect, or if an Underlying Index
                                            or a Successor Index is in any
                                            other way modified so that such
                                            index does not, in the opinion of
                                            MS & Co., as the Calculation Agent,
                                            fairly represent the value of such
                                            Underlying Index or such Successor
                                            Index had such changes or
                                            modifications not been made, then,
                                            from and after such time, the
                                            Calculation Agent will, at the
                                            close of business in New York City
                                            on each date on which the Index
                                            Value is to be determined, make
                                            such calculations and adjustments
                                            as, in the good faith judgment of
                                            the Calculation Agent, may be
                                            necessary in order to arrive at a
                                            value of a stock index comparable
                                            to such Underlying Index or such
                                            Successor Index, as the case may
                                            be, as if such changes or
                                            modifications had not been made,
                                            and the Calculation Agent will
                                            calculate the Index Value and the
                                            Index-linked Payment Amount with
                                            reference to such Underlying Index
                                            or such Successor Index, as
                                            adjusted. Accordingly, if the
                                            method of calculating an Underlying
                                            Index or a Successor Index is
                                            modified so that the value of such
                                            index is a fraction of what it
                                            would have been if it had not been
                                            modified (e.g., due to a split in
                                            the index), then the Calculation
                                            Agent will adjust such index in
                                            order to arrive at a value of such
                                            Underlying Index or such Successor
                                            Index as if it had not been
                                            modified (e.g., as if such split
                                            had not occurred).

Historical Information..................    The following tables set forth the
                                            high and low Index Values, as well
                                            as end-of-quarter Index Values, of
                                            the Index Basket, as well as the
                                            S&P 500 Index and the Nasdaq-100
                                            Index, for each quarter in the
                                            period from January 1, 1998 through
                                            April 22, 2003. The Index Value on
                                            April 22, 2003 was 911.37 for the
                                            S&P 500 Index and 1102.44 for the
                                            Nasdaq-100 Index. For purposes of
                                            the Index Basket Value table, the
                                            historical Index Basket Values
                                            assume an Index Basket level of 100
                                            on April 22, 2003, the day we
                                            offered the MPS for initial sale to
                                            the public, and an S&P 500 Index
                                            Multiplier and a Nasdaq-100 Index
                                            Multiplier based on the closing
                                            values of the Underlying Indices on
                                            that date. We obtained the
                                            information in the tables below
                                            from Bloomberg Financial Markets,
                                            and we believe such information to
                                            be accurate.

                                            The historical values of the Index
                                            Basket, the S&P 500 Index and the
                                            Nasdaq-100 Index should not be
                                            taken as an indication of future
                                            performance or future volatility,
                                            and no assurance can be given as to
                                            the level of the Index Basket, the
                                            S&P 500 Index or the Nasdaq-100
                                            Index on any Period Valuation Date.
                                            We cannot give you any assurance
                                            that the performance of the Index
                                            Basket will result in an
                                            Index-linked Payment Amount in
                                            excess of $1,000.

                                               The Index Basket Value

                                            The historical Index Basket Values
                                            in the table below assume an Index
                                            Basket Value of 100 at April 22,
                                            2003.

                                                                                                Period
                                                                           High       Low        End
                                                                           ----       ---        ---
                                            1998:
                                                First Quarter..........    115.81    94.26       115.81
                                                Second Quarter.........    123.22   112.19       122.86
                                                Third Quarter..........    131.50   104.24       116.82
                                                Fourth Quarter.........    150.82   103.84       150.71
                                            1999:
                                                First Quarter..........    169.15   151.48       166.11
                                                Second Quarter.........    179.48   159.99       179.48
                                                Third Quarter..........    189.38   168.44       179.58
                                                Fourth Quarter.........    248.77   175.94       248.77
                                            2000:
                                                First Quarter..........    296.98   228.52       281.68
                                                Second Quarter.........    277.83   212.50       250.51
                                                Third Quarter..........    269.35   235.61       240.75
                                                Fourth Quarter.........    235.63   169.63       178.64
                                            2001:
                                                First Quarter..........    198.50   133.87       135.01
                                                Second Quarter ........    165.12   122.70       150.18
                                                Third Quarter..........    150.71   104.10       110.10
                                                Fourth Quarter.........    142.26   109.19       134.51
                                            2002:
                                                First Quarter..........    140.30   120.45       128.84
                                                Second Quarter ........    129.96    99.94       101.99
                                                Third Quarter..........    102.38    82.49        82.49
                                                Fourth Quarter.........    102.56    79.23        92.91
                                            2003:
                                                First Quarter..........    100.77    87.42        92.73
                                                Second Quarter
                                                  (through April 22,
                                                  2003)................    100.00    93.48       100.00

                                            You should also review the
                                            historical quarterly percent change
                                            of the Index Basket Value as
                                            calculated for each calendar
                                            quarter ending March 31, 1985
                                            through March 31, 2003 in Annex A
                                            to this pricing supplement.

                                            The S&P 500 Index

                                                                                               Period
                                                                           High        Low       End
                                                                           ----        ---      -----
                                            1998:
                                                First Quarter..........   1105.65     927.69     1101.75
                                                Second Quarter.........   1138.49    1077.01     1133.84
                                                Third Quarter..........   1186.75     957.28     1017.01
                                                Fourth Quarter.........   1241.81     959.44     1229.23
                                            1999:
                                                First Quarter..........   1316.55    1212.19     1286.37
                                                Second Quarter.........   1372.71    1281.41     1372.71
                                                Third Quarter..........   1418.78    1268.37     1282.71
                                                Fourth Quarter.........   1469.25    1247.41     1469.25

                                                                                           Period
                                                                       High        Low      End
                                                                       ----        ---      ---
                                        2000:
                                            First Quarter..........   1527.46    1333.36     1498.58
                                            Second Quarter.........   1516.35    1356.56     1454.60
                                            Third Quarter..........   1520.77    1419.89     1436.51
                                            Fourth Quarter.........   1436.28    1264.74     1320.28
                                        2001:
                                            First Quarter..........   1373.73    1117.58     1160.33
                                            Second Quarter ........   1312.83    1103.25     1224.42
                                            Third Quarter..........   1236.72     965.80     1040.94
                                            Fourth Quarter.........   1170.35    1038.55     1148.08
                                        2002:
                                            First Quarter..........   1172.51    1080.17     1147.39
                                            Second Quarter ........   1146.54     973.53      989.82
                                            Third Quarter..........    989.03     797.70      815.28
                                            Fourth Quarter.........    938.87     776.76      879.82
                                        2003:
                                            First Quarter..........    931.66     800.73      848.18
                                            Second Quarter
                                                (through April 22,
                                                2003)..............    911.37     865.99      911.37

                                              The Nasdaq-100 Index

                                                                                           Period
                                                                       High        Low      End
                                                                       ----        ---      ---
                                        1998:
                                            First Quarter..........   1220.66     956.19     1220.66
                                            Second Quarter.........   1339.71    1163.98     1337.34
                                            Third Quarter..........   1465.89    1140.34     1345.48
                                            Fourth Quarter.........   1836.01    1128.88     1836.01
                                        1999:
                                            First Quarter..........   2144.66    1854.39     2106.39
                                            Second Quarter.........   2296.77    1967.84     2296.77
                                            Third Quarter..........   2545.41    2163.77     2407.90
                                            Fourth Quarter.........   3707.83    2362.11     3707.83
                                        2000:
                                            First Quarter..........   4704.73    3340.81     4397.84
                                            Second Quarter.........   4291.53    3023.42     3763.79
                                            Third Quarter..........   4099.30    3477.31     3570.61
                                            Fourth Quarter.........   3457.97    2210.32     2341.70
                                        2001:
                                            First Quarter..........   2730.05    1563.14     1573.25
                                            Second Quarter ........   2052.57    1370.75     1830.19
                                            Third Quarter..........   1827.07    1126.95     1168.37
                                            Fourth Quarter.........   1720.91    1151.24     1577.05
                                        2002:
                                            First Quarter..........   1675.03    1348.25     1452.81
                                            Second Quarter ........   1478.52    1022.74     1051.41
                                            Third Quarter..........   1060.89     832.52      832.52
                                            Fourth Quarter.........   1127.06     804.64      984.36
                                        2003:
                                            First Quarter..........   1094.87     951.90     1018.66
                                            Second Quarter
                                                (through April 22,
                                                2003)..............   1102.44    1022.63     1102.44

Historical Chart........................    The following chart shows the
                                            historical quarterly values of the
                                            Index Basket, the S&P 500 Index and
                                            the Nasdaq-100 Index (assuming that
                                            each of the Underlying Indices are
                                            weighted equally in calculating the
                                            Index Basket Value at April 22,
                                            2003). The chart covers the
                                            calendar quarters ending March 31,
                                            1998 through April 22, 2003. The
                                            historical performance of the Index
                                            Basket Value and the Underlying
                                            Indices cannot be taken as an
                                            indication of their future
                                            performance.

                                            [GRAPHIC OMITTED]
                                            [HISTORICAL BASKET VALUES
                                            MARCH 31, 1998 TO APRIL 22, 2003]


Use of Proceeds and Hedging.............    The net proceeds we receive from
                                            the sale of the MPS will be used
                                            for general corporate purposes and,
                                            in part, by us or by one or more of
                                            our subsidiaries in connection with
                                            hedging our obligations under the
                                            MPS. See also "Use of Proceeds" in
                                            the accompanying prospectus.

                                            On the date of this pricing
                                            supplement, we, through our
                                            subsidiaries or others, hedged our
                                            anticipated exposure in connection
                                            with the MPS by taking positions in
                                            exchange traded funds on the S&P
                                            500 Index and the Nasdaq-100 Index.
                                            Purchase activity could potentially
                                            have increased the value of the S&P
                                            500 Index and the Nasdaq-100 Index,
                                            and therefore effectively increased
                                            the Index Basket Values that must
                                            prevail on the Period Valuation
                                            Dates in order for you to receive
                                            at maturity a payment per MPS that
                                            exceeds the Minimum Payment Amount.
                                            Through our subsidiaries, we are
                                            likely to modify our hedge position
                                            throughout the life of the MPS,
                                            including on the Period Valuation
                                            Dates, by purchasing and selling
                                            the stocks underlying the Index
                                            Basket, futures or options
                                            contracts or exchange traded funds
                                            on the S&P 500 Index, the
                                            Nasdaq-100 Index or their component
                                            stocks or positions in any other
                                            available securities or instruments
                                            that we may wish to use in
                                            connection with such hedging
                                            activities, including by selling
                                            all or part of our hedge position
                                            on one or more Period Valuation
                                            Dates. Although we have no reason
                                            to believe that our hedging
                                            activity has had, or in the future
                                            will have, a material impact on the
                                            value of the Index Basket, we
                                            cannot give any
                                            assurance that we will not affect
                                            such value as a result of our
                                            hedging activities.

Supplemental Information Concerning
Plan of Distribution....................    Under the terms and subject to
                                            conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase,
                                            and we have agreed to sell, the
                                            principal amount of MPS set forth
                                            on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer the MPS directly
                                            to the public at the public
                                            offering price set forth on the
                                            cover page of this pricing
                                            supplement. The Agent may allow a
                                            concession not in excess of 1.25%
                                            of the principal amount of the MPS
                                            to other dealers, which may include
                                            Morgan Stanley & Co. International
                                            Limited and Bank Morgan Stanley AG.
                                            We expect to deliver the MPS
                                            against payment therefor in New
                                            York, New York on April 25, 2003.
                                            After the initial offering, the
                                            Agent may vary the offering price
                                            and other selling terms from time
                                            to time.

                                            The MPS are being offered on a
                                            global basis. See "Series C Notes
                                            and Series C Units Offered on a
                                            Global Basis" in the accompanying
                                            prospectus supplement.

                                            In order to facilitate the offering
                                            of the MPS, the Agent may engage in
                                            transactions that stabilize,
                                            maintain or otherwise affect the
                                            price of the MPS. Specifically, the
                                            Agent may sell more MPS than it is
                                            obligated to purchase in connection
                                            with the offering, creating a naked
                                            short position in the MPS for its
                                            own account. The Agent must close
                                            out any naked short position by
                                            purchasing the MPS in the open
                                            market. A naked short position is
                                            more likely to be created if the
                                            Agent is concerned that there may
                                            be downward pressure on the price
                                            of the MPS in the open market after
                                            pricing that could adversely affect
                                            investors who purchase in the
                                            offering. As an additional means of
                                            facilitating the offering, the
                                            Agent may bid for, and purchase,
                                            MPS in the open market to stabilize
                                            the price of the MPS. Any of these
                                            activities may raise or maintain
                                            the market price of the MPS above
                                            independent market levels or
                                            prevent or retard a decline in the
                                            market price of the MPS. The Agent
                                            is not required to engage in these
                                            activities, and may end any of
                                            these activities at any time. See
                                            "--Use of Proceeds and Hedging"
                                            above.

                                            General

                                            No action has been or will be taken
                                            by us, the Agent or any dealer that
                                            would permit a public offering of
                                            the MPS or possession or
                                            distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus
                                            or any other offering material
                                            relating to the MPS in any
                                            jurisdiction, other than the United
                                            States, where action for that
                                            purpose is required. No offers,
                                            sales or deliveries of the MPS, or
                                            distribution of this pricing
                                            supplement or the accompanying
                                            prospectus supplement or prospectus
                                            or any other offering material
                                            relating to the MPS, may be made in
                                            or from any jurisdiction except in
                                            circumstances which will result in
                                            compliance with any applicable laws
                                            and regulations and will not impose
                                            any obligations on us, the Agent or
                                            any dealer.

                                            The Agent has represented and
                                            agreed, and each dealer through
                                            which we may offer the MPS has
                                            represented and agreed, that it (i)
                                            will comply with all applicable
                                            laws and regulations in force in
                                            any jurisdiction in which it
                                            purchases, offers, sells or
                                            delivers the MPS or possesses or
                                            distributes this pricing supplement
                                            and the accompanying prospectus
                                            supplement and prospectus and (ii)
                                            will obtain any consent, approval
                                            or permission required by it for
                                            the purchase, offer or sale by it
                                            of the MPS under the laws and
                                            regulations in force in any
                                            jurisdiction to which it is subject
                                            or in which it makes purchases,
                                            offers or sales of the MPS. We
                                            shall not have responsibility for
                                            the Agent's or any dealer's
                                            compliance with the applicable laws
                                            and regulations or obtaining any
                                            required consent, approval or
                                            permission.

                                            Brazil

                                            The MPS may not be offered or sold
                                            to the public in Brazil.
                                            Accordingly, the offering of the
                                            MPS has not been submitted to the
                                            Comissao de Valores Mobiliarios for
                                            approval. Documents relating to
                                            such offering, as well as the
                                            information contained herein and
                                            therein, may not be supplied to the
                                            public as a public offering in
                                            Brazil or be used in connection
                                            with any offer for subscription or
                                            sale to the public in Brazil.

                                            Chile

                                            The MPS have not been registered
                                            with the Superintendencia de
                                            Valores y Seguros in Chile and may
                                            not be offered or sold publicly in
                                            Chile. No offer, sales or
                                            deliveries of the MPS, or
                                            distribution of the prospectus, may
                                            be made in or from Chile except in
                                            circumstances which will result in
                                            compliance with any applicable
                                            Chilean laws and regulations.

                                            Hong Kong

                                            The MPS may not be offered or sold
                                            in Hong Kong, by means of any
                                            document, other than to persons
                                            whose ordinary business it is to
                                            buy or sell shares or debentures,
                                            whether as principal or agent, or
                                            in circumstances which do not
                                            constitute an offer to the public
                                            within the meaning of the Companies
                                            Ordinance (Cap. 32) of Hong Kong.
                                            The Agent has not issued and will
                                            not issue any advertisement,
                                            invitation or document relating to
                                            the MPS, whether in Hong Kong or
                                            elsewhere, which is directed at, or
                                            the contents of which are likely to
                                            be accessed or read by, the public
                                            in Hong Kong (except if permitted
                                            to do so under the securities laws
                                            of Hong Kong) other than with
                                            respect to MPS which are intended
                                            to be disposed of only to persons
                                            outside Hong Kong or only to
                                            "professional investors" within the
                                            meaning of the Securities and
                                            Futures Ordinance (Cap. 571) of
                                            Hong Kong and any rules made
                                            thereunder.

                                            Mexico

                                            The MPS have not been registered
                                            with the National Registry of
                                            Securities maintained by the
                                            Mexican National Banking and
                                            Securities Commission and may not
                                            be offered or sold publicly in
                                            Mexico. This pricing supplement and
                                            the accompanying prospectus
                                            supplement and prospectus may not
                                            be publicly distributed in Mexico.

                                            Singapore

                                            This pricing supplement and the
                                            accompanying prospectus supplement
                                            and prospectus have not been
                                            registered as a prospectus with the
                                            Monetary Authority of Singapore.
                                            Accordingly, this pricing
                                            supplement and the accompanying
                                            prospectus supplement and
                                            prospectus and any other document
                                            or material used in connection with
                                            the offer or sale, or invitation
                                            for subscription or purchase, of
                                            the MPS may not be circulated or
                                            distributed, nor may the MPS be
                                            offered or sold, or be made the
                                            subject of an invitation for
                                            subscription or purchase, whether
                                            directly or indirectly, to persons
                                            in Singapore other than under
                                            circumstances in which such offer,
                                            sale or invitation does not
                                            constitute an offer or sale, or
                                            invitation for subscription or
                                            purchase, of the MPS to the public
                                            in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley...    S&P and Morgan Stanley have entered
                                            into a non-exclusive license
                                            agreement providing for the license
                                            to Morgan Stanley, and certain of
                                            its affiliated or subsidiary
                                            companies, in exchange for a fee,
                                            of the right to use the S&P 500
                                            Index, which is owned and published
                                            by S&P, in connection with
                                            securities, including the MPS.

                                            The license agreement between S&P
                                            and Morgan Stanley provides that
                                            the following language must be set
                                            forth in this pricing supplement:

                                            The MPS are not sponsored,
                                            endorsed, sold or promoted by S&P.
                                            S&P makes no representation or
                                            warranty, express or implied, to
                                            the owners of the MPS or any member
                                            of the public regarding the
                                            advisability of investing in
                                            securities generally or in the MPS
                                            particularly or the ability of the
                                            S&P 500 Index to track general
                                            stock market performance. S&P's
                                            only relationship to us is the
                                            licensing of certain trademarks and
                                            trade names of S&P and of the S&P
                                            500 Index, which is determined,
                                            composed and calculated by S&P
                                            without regard to us or the MPS.
                                            S&P has no obligation to take our
                                            needs or the needs of the owners of
                                            the MPS into consideration in
                                            determining, composing or
                                            calculating the S&P 500 Index. S&P
                                            is not responsible for and has not
                                            participated in the determination
                                            of the timing of, prices at, or
                                            quantities of the MPS to be issued
                                            or in the determination or
                                            calculation of the equation by
                                            which the MPS are to be converted
                                            into cash. S&P has no obligation or
                                            liability in connection with the
                                            administration, marketing or
                                            trading of the MPS.

                                            S&P DOES NOT GUARANTEE THE ACCURACY
                                            AND/OR THE COMPLETENESS OF THE S&P
                                            500 INDEX OR ANY DATA INCLUDED
                                            THEREIN. S&P MAKES NO WARRANTY,
                                            EXPRESS OR IMPLIED, AS TO RESULTS
                                            TO

                                            BE OBTAINED BY MORGAN STANLEY,
                                            OWNERS OF THE MPS, OR ANY OTHER
                                            PERSON OR ENTITY FROM THE USE OF
                                            THE S&P 500 INDEX OR ANY DATA
                                            INCLUDED THEREIN IN CONNECTION WITH
                                            THE RIGHTS LICENSED UNDER THE
                                            LICENSE AGREEMENT DESCRIBED HEREIN
                                            OR FOR ANY OTHER USE. S&P MAKES NO
                                            EXPRESS OR IMPLIED WARRANTIES, AND
                                            HEREBY EXPRESSLY DISCLAIMS ALL
                                            WARRANTIES OF MERCHANTABILITY OR
                                            FITNESS FOR A PARTICULAR PURPOSE OR
                                            USE WITH RESPECT TO THE S&P 500
                                            INDEX OR ANY DATA INCLUDED THEREIN.
                                            WITHOUT LIMITING ANY OF THE
                                            FOREGOING, IN NO EVENT SHALL S&P
                                            HAVE ANY LIABILITY FOR ANY SPECIAL,
                                            PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                            DAMAGES (INCLUDING LOST PROFITS),
                                            EVEN IF NOTIFIED OF THE POSSIBILITY
                                            OF SUCH DAMAGES.

                                            "Standard & Poor's(R)," "S&P(R),"
                                            "S&P 500(R)," "Standard & Poor's
                                            500" and "500" are trademarks of
                                            The McGraw-Hill Companies, Inc. and
                                            have been licensed for use by
                                            Morgan Stanley.

License Agreement between The Nasdaq
Stock Market, Inc. and Morgan Stanley...    Nasdaq and Morgan Stanley have
                                            entered into a non-exclusive
                                            license agreement providing for the
                                            license to Morgan Stanley, and
                                            certain of its affiliated or
                                            subsidiary companies, in exchange
                                            for a fee, of the right to use the
                                            Nasdaq-100 Index, which is owned
                                            and published by Nasdaq, in
                                            connection with securities,
                                            including the MPS.

                                            The license agreement between
                                            Nasdaq and Morgan Stanley provides
                                            that the following language must be
                                            set forth in this pricing
                                            supplement:

                                            The MPS are not sponsored,
                                            endorsed, sold or promoted by The
                                            Nasdaq Stock Market, Inc.
                                            (including its affiliates) (Nasdaq,
                                            with its affiliates, are referred
                                            to as the "Corporations"). The
                                            Corporations have not passed on the
                                            legality or suitability of, or the
                                            accuracy or adequacy of
                                            descriptions and disclosures
                                            relating to, the MPS. The
                                            Corporations make no representation
                                            or warranty, express or implied, to
                                            the holders of the MPS or any
                                            member of the public regarding the
                                            advisability of investing in
                                            securities generally or in the MPS
                                            particularly, or the ability of the
                                            Nasdaq-100 Index to track general
                                            stock market p The Corporations'
                                            only relationship to us (the
                                            "Licensee") is in the licensing of
                                            the Nasdaq-100, Nasdaq-100 Index
                                            and Nasdaq trademarks or service
                                            marks and certain trade names of
                                            the Corporations and the use of the
                                            Nasdaq-100 Index which is
                                            determined, composed and calculated
                                            by Nasdaq without regard to the
                                            Licensee or the MPS. Nasdaq has no
                                            obligation to take the needs of the
                                            Licensee or the owners of the MPS
                                            into consideration in determining,
                                            composing or calculating the
                                            Nasdaq-100 Index. The Corporations
                                            are not responsible for and have
                                            not participated in the
                                            determination of the
                                            timing, prices, or quantities of
                                            the MPS to be issued or in the
                                            determination or calculation of the
                                            equation by which the MPS are to be
                                            converted into cash. The
                                            Corporations have no liability in
                                            connection with the administration,
                                            marketing or trading of the MPS.

                                            THE CORPORATIONS DO NOT GUARANTEE
                                            THE ACCURACY AND/OR UNINTERRUPTED
                                            CALCULATION OF THE NASDAQ-100 INDEX
                                            OR ANY DATA INCLUDED THEREIN. THE
                                            CORPORATIONS MAKE NO WARRANTY,
                                            EXPRESS OR IMPLIED, AS TO RESULTS
                                            TO BE OBTAINED BY THE LICENSEE,
                                            OWNERS OF THE MPS, OR ANY OTHER
                                            PERSON OR ENTITY FROM THE USE OF
                                            THE NASDAQ-100 INDEX OR ANY DATA
                                            INCLUDED THEREIN. THE CORPORATIONS
                                            MAKE NO EXPRESS OR IMPLIED
                                            WARRANTIES AND EXPRESSLY DISCLAIM
                                            ALL WARRANTIES OF MERCHANTABILITY
                                            OR FITNESS FOR A PARTICULAR PURPOSE
                                            OR USE WITH RESPECT TO THE
                                            NASDAQ-100 INDEX OR ANY DATA
                                            INCLUDED THEREIN. WITHOUT LIMITING
                                            ANY OF THE FOREGOING, IN NO EVENT
                                            SHALL THE CORPORATIONS HAVE ANY
                                            LIABILITY FOR LOST PROFITS OR
                                            SPECIAL, INCIDENTAL, PUNITIVE,
                                            INDIRECT OR CONSEQUENTIAL DAMAGES,
                                            EVEN IF NOTIFIED OF THE POSSIBILITY
                                            OF SUCH DAMAGES.

                                            "Nasdaq," "Nasdaq-100" and
                                            "Nasdaq-100 Index" are trademarks
                                            of The Nasdaq Stock Market, Inc.
                                            and have been licensed for use by
                                            Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies.................    Each fiduciary of a pension,
                                            profit-sharing or other employee
                                            benefit plan subject to the
                                            Employee Retirement Income Security
                                            Act of 1974, as amended ("ERISA"),
                                            (a "Plan") should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's particular
                                            circumstances before authorizing an
                                            investment in the MPS. Accordingly,
                                            among other factors, the fiduciary
                                            should consider whether the
                                            investment would satisfy the
                                            prudence and diversification
                                            requirements of ERISA and would be
                                            consistent with the documents and
                                            instruments governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"),
                                            may each be considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Prohibited
                                            transactions within the meaning of
                                            ERISA or the Code would likely
                                            arise, for example, if the MPS are
                                            acquired by or with
                                            the assets of a Plan with respect
                                            to which MS & Co., MSDWI or any of
                                            their affiliates is a service
                                            provider, unless the MPS are
                                            acquired pursuant to an exemption
                                            from the "prohibited transaction"
                                            rules. A violation of these
                                            "prohibited transaction" rules may
                                            result in an excise tax or other
                                            liabilities under ERISA and/or
                                            Section 4975 of the Code for such
                                            persons, unless exemptive relief is
                                            available under an applicable
                                            statutory or administrative
                                            exemption.

                                            The U.S. Department of Labor has
                                            issued five prohibited transaction
                                            class exemptions ("PTCEs") that may
                                            provide exemptive relief for direct
                                            or indirect prohibited transactions
                                            resulting from the purchase or
                                            holding of the MPS. Those class
                                            exemptions are PTCE 96-23 (for
                                            certain transactions determined by
                                            in-house asset managers), PTCE
                                            95-60 (for certain transactions
                                            involving insurance company general
                                            accounts), PTCE 91-38 (for certain
                                            transactions involving bank
                                            collective investment funds), PTCE
                                            90-1 (for certain transactions
                                            involving insurance company
                                            separate accounts) and PTCE 84-14
                                            (for certain transactions
                                            determined by independent qualified
                                            asset managers).

                                            Because we may be considered a
                                            party in interest with respect to
                                            many Plans, the MPS may not be
                                            purchased or held by any Plan, any
                                            entity whose underlying assets
                                            include "plan assets" by reason of
                                            any Plan's investment in the entity
                                            (a "Plan Asset Entity") or any
                                            person investing "plan assets" of
                                            any Plan, unless such purchaser or
                                            investor is eligible for exemptive
                                            relief, including relief available
                                            under PTCE 96-23, 95-60, 91-38,
                                            90-1 or 84-14 or such purchase and
                                            holding is otherwise not
                                            prohibited. Any purchaser,
                                            including any fiduciary purchasing
                                            on behalf of a Plan, or investor
                                            the MPS will be deemed to have
                                            represented, in its corporate and
                                            fiduciary capacity, by its purchase
                                            and holding thereof that it either
                                            (a) is not a Plan or a Plan Asset
                                            Entity and is not purchasing such
                                            securities on behalf of or with
                                            "plan assets" of any Plan or (b) is
                                            eligible for exemptive relief or
                                            such purchase or holding is not
                                            prohibited by ERISA or Section 4975
                                            of the Code.

                                            Under ERISA, assets of a Plan may
                                            include assets held in the general
                                            account of an insurance company
                                            which has issued an insurance
                                            policy to such plan or assets of an
                                            entity in which the Plan has
                                            invested. Accordingly, insurance
                                            company general accounts that
                                            include assets of a Plan must
                                            ensure that one of the foregoing
                                            exemptions is available. Due to the
                                            complexity of these rules and the
                                            penalties that may be imposed upon
                                            persons involved in non-exempt
                                            prohibited transactions, it is
                                            particularly important that
                                            fiduciaries or other persons
                                            considering purchasing the MPS on
                                            behalf of or with "plan assets" of
                                            any Plan consult with their counsel
                                            regarding the availability of
                                            exemptive relief under PTCE 96-23,
                                            95-60, 91-38, 90-1 or 84-14.

                                            Certain plans that are not subject
                                            to ERISA, including plans
                                            maintained by state and local
                                            governmental entities, are
                                            nonetheless subject to investment
                                            restrictions under the terms of
                                            applicable local law. Such
                                            restrictions may preclude the
                                            purchase of the MPS. Purchasers of
                                            the MPS have exclusive
                                            responsibility for ensuring that
                                            their purchase and holding of the
                                            MPS do not violate the prohibited
                                            transaction rules of ERISA or the
                                            Code, or any requirements
                                            applicable to government or other
                                            benefit plans that are not subject
                                            to ERISA or the Code.

United States Federal Income Taxation...    The following summary is based on
                                            the opinion of Davis Polk &
                                            Wardwell, our special tax counsel,
                                            and is a general discussion of the
                                            principal U.S. federal tax
                                            consequences to initial investors
                                            of the MPS purchasing the MPS at
                                            the Issue Price, who will hold the
                                            MPS as capital assets within the
                                            meaning of Section 1221 of the
                                            Code. Unless otherwise specifically
                                            indicated, this summary is based on
                                            the Code, administrative
                                            pronouncements, judicial decisions
                                            and currently effective and
                                            proposed Treasury Regulations,
                                            changes to any of which subsequent
                                            to the date of this pricing
                                            supplement may affect the tax
                                            consequences described herein. This
                                            discussion does not describe all of
                                            the U.S. federal income tax
                                            consequences that may be relevant
                                            to an investor in light of its
                                            particular circumstances or to
                                            investors that are subject to
                                            special rules, such as:

                                            o  certain financial institutions;
                                            o  dealers in securities or foreign
                                               currencies;
                                            o  investors holding notes as part
                                               of a hedge;
                                            o  U.S. Holders, as defined below,
                                               whose functional currency is not
                                               the U.S. dollar;
                                            o  partnerships;
                                            o  nonresident alien individuals
                                               who have lost their United
                                               States citizenship or who have
                                               ceased to be taxed as United
                                               States resident aliens;
                                            o  corporations that are treated as
                                               foreign personal holding
                                               companies, controlled foreign
                                               corporations or passive foreign
                                               investment companies;
                                            o  Non-U.S. Holders, as defined
                                               below, that are owned or
                                               controlled by persons subject to
                                               U.S. federal income tax;
                                            o  Non-U.S. Holders for whom income
                                               or gain in respect of an MPS are
                                               effectively connected with a
                                               trade or business in the United
                                               States; and
                                            o  Non-U.S. Holders who are
                                               individuals having a "tax home"
                                               (as defined in Section 911(d)(3)
                                               of the Code) in the United
                                               States.

                                            If you are considering the purchase
                                            of MPS, you are urged to consult
                                            your tax advisors with regard to
                                            the application of the U.S. federal
                                            income tax laws to your particular
                                            situation as well as any tax
                                            consequences arising under the laws
                                            of any state, local or foreign
                                            taxing jurisdiction.

                                            U.S. Holders

                                            This section only applies to you if
                                            you are a U.S. Holder and is only a
                                            brief summary of the U.S. federal
                                            income tax consequences of the
                                            ownership and disposition of the
                                            MPS. As used herein, the term "U.S.
                                            Holder" means a beneficial owner of
                                            an MPS that is for U.S. federal
                                            income tax purposes:

                                            o  a citizen or resident of the
                                               United States;

                                            o  a corporation, or other entity
                                               taxable as a corporation,
                                               created or organized in or under
                                               the laws of the United States or
                                               of any political subdivision
                                               thereof; or
                                            o  an estate or trust the income of
                                               which is subject to U.S. federal
                                               income taxation regardless of
                                               its source.

                                            The MPS will be treated as
                                            "contingent payment debt
                                            instruments" for U.S. federal
                                            income tax purposes. U.S. Holders
                                            should refer to the discussion
                                            under "United States Federal Taxat
                                            Linked to Commodity Prices, Single
                                            Securities, Baskets of Securities
                                            or Indices" in the accompanying
                                            prospectus supplement for a full
                                            description of the U.S. federal
                                            income tax consequences of
                                            ownership and disposition of a
                                            contingent payment debt instrument.

                                            In summary, U.S. Holders will,
                                            regardless of their method of
                                            accounting for U.S. federal income
                                            tax purposes, be required to accrue
                                            original issue discount ("OID") as
                                            interest income on the MPS on a
                                            constant yield basis in each year
                                            that they hold the MPS, despite the
                                            fact that no stated interest will
                                            actually be paid on the MPS. As a
                                            result, U.S. Holders will be
                                            required to pay taxes annually on
                                            the amount of accrued OID, even
                                            though no cash is paid on the MPS
                                            from which to pay such taxes. In
                                            addition, any gain recognized by
                                            U.S. Holders on the sale or
                                            exchange, or at maturity, of the
                                            MPS will generally be treated as
                                            ordinary income.

                                            The rate of accrual of OID on the
                                            MPS is the yield at which we would
                                            issue a fixed rate debt instrument
                                            with terms similar to those of the
                                            MPS (our "comparable yield") and is
                                            determined at the time of the
                                            issuance of the MPS. We have
                                            determined that the "comparable
                                            yield" is an annual rate of 3.9%
                                            compounded annually. Based on our
                                            determination of the comparable
                                            yield, the "projected payment
                                            schedule" for a MPS (assuming an
                                            issue price of $1,000) consists of
                                            a projected amount equal to
                                            $1,211.8483 due at maturity.

                                            The following table states the
                                            amount of OID that will be deemed
                                            to have accrued with respect to a
                                            MPS during each accrual period,
                                            based upon our determination of the
                                            comparable yield and the projected
                                            payment schedule:

                                                                                            TOTAL OID
                                                                              OID        DEEMED TO HAVE
                                                                           DEEMED TO      ACCRUED FROM
                                                                         ACCRUE DURING   ORIGINAL ISSUE
                                                                            ACCRUAL     DATE (PER MPS) AS
                                                                          PERIOD (PER   OF END OF ACCRUAL
                                                 ACCRUAL PERIOD               MPS)           PERIOD
                                           ---------------------------  --------------  -----------------
                                           Original Issue Date through
                                               December 31, 2003.......... $   26.5417    $   26.5417
                                           January 1, 2004 through
                                               December 31, 2004.......... $   40.0351    $   66.5768
                                           January 1, 2005 through
                                               December 31, 2005.......... $   41.5965    $  108.1733
                                           January 1, 2006 through
                                               December 31, 2006.......... $   43.2188    $  151.3921
                                           January 1, 2007 through
                                               December 31, 2007.......... $   44.9043    $  196.2964


                                                                                             TOTAL OID
                                                                               OID        DEEMED TO HAVE
                                                                            DEEMED TO      ACCRUED FROM
                                                                          ACCRUE DURING   ORIGINAL ISSUE
                                                                             ACCRUAL     DATE (PER MPS) AS
                                                                           PERIOD (PER   OF END OF ACCRUAL
                                                  ACCRUAL PERIOD               MPS)           PERIOD
                                            ---------------------------  --------------  -----------------

                                            January 1, 2008 through
                                                April 30, 2008............. $   15.5519    $  211.8483

                                            The comparable yield and the
                                            projected payment schedule are not
                                            provided for any purpose other than
                                            the determination of U.S. Holders'
                                            OID accruals and adjustments in
                                            respect of the MPS, and we make no
                                            representation regarding the actual
                                            amounts of payments on a MPS.

                                            Non-U.S. Holders

                                            This section only applies to you if
                                            you are a Non-U.S. Holder. As used
                                            herein, the term "Non-U.S. Holder"
                                            means a beneficial owner of an MPS
                                            that is for U.S. federal income tax
                                            purposes:

                                            o  a nonresident alien individual;
                                            o  a foreign corporation; or
                                            o  a foreign trust or estate.

                                            Tax Treatment upon Maturity, Sale,
                                            Exchange or Disposition of an MPS.
                                            Subject to the discussion below
                                            concerning backup withholding,
                                            payments on an MPS by us or a
                                            paying agent to a Non-U.S. Holder
                                            and gain realized by a Non-U.S.
                                            Holder on the sale, exchange or
                                            other disposition of an MPS, will
                                            not be subject to U.S. federal
                                            income or withholding tax, provided
                                            that:

                                            o  such Non-U.S. Holder does not
                                               own, actually or constructively,
                                               10 percent or more of the total
                                               combined voting power of all
                                               classes of stock of Morgan
                                               Stanley entitled to vote and is
                                               not a bank receiving interest
                                               described in Section
                                               881(c)(3)(A) of the Code; and
                                            o  the certification required by
                                               Section 871(h) or Section 881(c)
                                               of the Code has been provided
                                               with respect to the Non-U.S.
                                               Holder, as discussed below.

                                            Certification Requirements.
                                            Sections 871(h) and 881(c) of the
                                            Code require that, in order to
                                            obtain an exemption from
                                            withholding tax in respect of
                                            payments on the MPS that are, for
                                            U.S. federal income tax purposes,
                                            treated as interest, the beneficial
                                            owner of an MPS certifies on
                                            Internal Revenue Service Form
                                            W-8BEN, under penalties of perjury,
                                            that it is not a "United States
                                            person" within the meaning of
                                            Section 7701(a)(30) of the Code. If
                                            you are a prospective investor, you
                                            are urged to consult your tax
                                            advisor regarding the reporting
                                            requirements, including reporting
                                            requirements for foreign
                                            partnerships and their partners.

                                            Estate Tax. Under Section 2105(b)
                                            of the Code, an MPS held by an
                                            individual who is not a citizen or
                                            resident of the United States at
                                            the time of his or her death will
                                            not be subject to U.S. federal
                                            estate tax
                                            as a result of such individual's
                                            death, provided that the individual
                                            does not own, actually or
                                            constructively, 10 percent or more
                                            of the total combined voting power
                                            of all classes of stock of Morgan
                                            Stanley entitled to vote and, at
                                            the time of such individual's
                                            death, payments with respect to
                                            such MPS would not have been
                                            effectively connected with the
                                            conduct by such individual of a
                                            trade or business in the United
                                            States.

                                            Information Reporting and Backup
                                            Withholding. Information returns
                                            may be filed with the U.S. Internal
                                            Revenue Service (the "IRS") in
                                            connection with the payments on the
                                            MPS at maturity as well as in
                                            connection with the proceeds from a
                                            sale, exchange or other
                                            disposition. The Non-U.S. Holder
                                            may be subject to U.S. backup
                                            withholding on such payments or
                                            proceeds, unless the Non-U.S.
                                            Holder complies with certification
                                            requirements to establish that it
                                            is not a United States person, as
                                            described above. The certification
                                            requirements of Sections 871(h) and
                                            881(c) of the Code, described
                                            above, will satisfy the
                                            certification requirements
                                            necessary to avoid backup
                                            withholding as well. The amount of
                                            any backup withholding from a
                                            payment to a Non-U.S. Holder will
                                            be allowed as a credit against the
                                            Non-U.S. Holder's U.S. federal
                                            income tax liability and may
                                            entitle the Non-U.S. Holder to a
                                            refund, provided that the required
                                            information is furnished to the
                                            IRS.

                                                                        Annex A

              Historical Index Basket Value Quarterly Performance
                           (March 1985 to March 2003)

The following table sets forth the Index Basket Value at the end of each calendar quarter from March 1985 through March 2003 and the index percent change over each quarter. The Index Basket Value was set at 100 on April 22, 2003 and the S&P 500 Index Multiplier and the Nasdaq-100 Index Multiplier were calculated based on the closing values of each Underlying Index on that date. You cannot predict the future performance of the Index Basket based on its historical performance, and no assurance can be given as to the level of the Index Basket Value on any period closing date or at the maturity of the MPS. The results produced by the Index Basket Value for these periods are not necessarily indicative of the results that would have occurred in any other historical period. Quarters which resulted in an increase in the level of the Index Basket Value of 11.5% or greater are indicated in bold typeface below.

--------------------------------------------------------------------------------------------------------
                               Index Basket    Percentage                       Index Basket  Percentage
     Quarter Ending               Value          Change       Quarter Ending       Value        Change
March 1985                        15.23             -       March 1994            41.82         -4.19%
June 1985                         16.06          5.45%      June 1994             40.71         -2.65%
September 1985                    15.01          -6.59%     September 1994        43.25         6.22%
December 1985                     17.59          17.23%     December 1994         43.53         0.66%
March 1986                        19.86          12.88%     March 1995            47.75         9.69%
June 1986                         21.14          6.44%      June 1995             54.29         13.69%
September 1986                    18.93          -10.46%    September 1995        58.60         7.94%
December 1986                     19.70          4.08%      December 1995         59.93         2.27%
March 1987                        24.44          24.07%     March 1996            63.07         5.24%
June 1987                         25.26          3.35%      June 1996             67.51         7.05%
September 1987                    26.98          6.79%      September 1996        71.16         5.41%
December 1987                     20.64          -23.48%    December 1996         77.89         9.46%
March 1988                        22.06          6.88%      March 1997            77.69         -0.26%
June 1988                         23.58          6.87%      June 1997             91.98         18.40%
September 1988                    23.05          -2.22%     September 1997        101.73        10.60%
December 1988                     23.28          0.99%      December 1997         98.18         -3.49%
March 1989                        24.61          5.69%      March 1998            115.81        17.96%
June 1989                         26.72          8.60%      June 1998             122.86        6.09%
September 1989                    29.42          10.10%     September 1998        116.82        -4.92%
December 1989                     29.54          0.40%      December 1998         150.71        29.01%
March 1990                        28.32          -4.14%     March 1999            166.11        10.22%
June 1990                         30.46          7.56%      June 1999             179.48        8.05%
September 1990                    24.82          -18.51%    September 1999        179.58        0.06%
December 1990                     27.21          9.63%      December 1999         248.78        38.53%
March 1991                        32.60          19.80%     March 2000            281.68        13.22%
June 1991                         31.89          -2.17%     June 2000             250.51        -11.07%
September 1991                    34.32          7.61%      September 2000        240.75        -3.89%
December 1991                     37.89          10.40%     December 2000         178.64        -25.80%
March 1992                        36.80          -2.87%     March 2001            135.01        -24.42%
June 1992                         36.05          -2.03%     June 2001             150.18        11.24%
September 1992                    37.13          2.97%      September 2001        110.10        -26.69%
December 1992                     40.24          8.39%      December 2001         134.51        22.17%
March 1993                        41.08          2.09%      March 2002            128.84        -4.22%
June 1993                         41.32          0.59%      June 2002             101.99        -20.84%
September 1993                    42.54          2.94%      September 2002        82.49         -19.12%
December 1993                     43.65          2.63%      December 2002         92.91         12.64%
--------------------------------------------------------------------------------------------------------


------------------------------------------------------
                     Index Basket       Percentage
  Quarter Ending         Value            Change
    March 2003          92.73             -0.19%

------------------------------------------------------

Total Periods ..................................  73

Total Periods with a quarterly increase
greater than 11.5% .............................  12
------------------------------------------------------